      As filed with the Securities and Exchange Commission on June 26, 2000

                                                      Registration No. 333-38492
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                          -----------------------------


                                 AMENDMENT NO. 1
                                       TO
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                                       ON
                                    FORM S-3


                          -----------------------------


                          WINSTAR COMMUNICATIONS, INC.
             (Exact Name of Registrant as Specified in its Charter)


         Delaware                                 4813                             13-3585278
(State or Other Jurisdiction of         (Primary Standard Industrial            (I.R.S. Employer
Incorporation or Organization)          Classification Code Number)          Identification Number)


                                685 Third Avenue
                            New York, New York 10017
                                 (212) 792-9800
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                          -----------------------------

                             William J. Rouhana, Jr.
                Chief Executive Officer and Chairman of the Board
                          Winstar Communications, Inc.
                                685 Third Avenue
                            New York, New York 10017
                                 (212) 792-9800
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                          -----------------------------

                                   Copies to:

                             David Alan Miller, Esq.
                            Graubard Mollen & Miller
                                600 Third Avenue
                            New York, New York 10016
                            Telephone: (212) 818-8800
                               Fax: (212) 818-8881

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

(Cover Page Continued)

                         CALCULATION OF REGISTRATION FEE


                                                                     Proposed
                                                                      Maximum             Proposed Maximum
           Title of Each Class of             Amount to be       Offering Price Per      Aggregate Offering          Amount of
         Securities to be Registered           Registered             Security                  Price             Registration Fee
------------------------------------------  -----------------  ----------------------  -----------------------  --------------------
Common stock, par value $.01 per share           1,600,998          $36.9375(1)            $59,136,863.625(1)         $15,612.13
Senior notes due 2010                            2,000,000            $1,000(2)         $2,000,000,000    (3)        $528,000.00(4)
         Total                                                                          $2,059,136,863.625           $543,612.13(4)



(1) Based upon the last sale price of a share of our common stock, as reported by The Nasdaq National Market on June 23, 2000, in accordance with Rule 457(c) of the Securities Act of 1933.



(2) The notes being registered for resale hereby are issuable in denominations of $1,000 and integral multiples of $1,000.



(3) Represents the maximum principal amount of such notes that will be issued. The notes being offered for sale from time to time under this registration statement will be sold by Lucent Technologies Inc. and its transferees and are the notes which may be issued to them by us upon their conversion of loans under our credit facility with Lucent.



(4) The $528,000.00 registration fee for the notes being offered for resale was previously paid.



         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.


================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                             Preliminary Prospectus


                   Subject To Completion, Dated June 26, 2000


                                     [Logo]

                          WINSTAR COMMUNICATIONS, INC.

                    $2,000,000,000 of Senior Notes due 2010


                        1,600,998 shares of common stock




         Our notes are being offered for resale from time to time by Lucent Technologies Inc. and its transferees up to an aggregate principal amount of $2.0 billion. We will pay interest on the notes each April 15 and October 15. We may redeem the notes on and after April 15, 2005. There is no sinking fund for the notes. We will not receive any proceeds from the sale of the notes under this prospectus. All net proceeds from the sale of the notes will go to the persons who offer and sell the notes.


         The shares of common stock are being offered for resale from time to time by the selling stockholders listed in this prospectus. All the net proceeds from the resale of the shares of our common stock by the selling stockholders will go to those selling stockholders.



                  --------------------------------------------


         See "Risk Factors" beginning on page 9 for a discussion of certain information that should be considered in connection with an investment in our securities.


                  --------------------------------------------


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                      ------------------------------------



                 The date of this prospectus is June __, 2000

                                TABLE OF CONTENTS


                                                                                 Page

SUMMARY  .........................................................................  3
RISK FACTORS......................................................................  9
RATIO OF EARNINGS TO FIXED CHARGES ............................................... 12
USE OF PROCEEDS................................................................... 13
DESCRIPTION OF NOTES.............................................................. 13
PLAN OF DISTRIBUTION OF NOTES..................................................... 62
SELLING STOCKHOLDERS AND PLAN OF DISTRIBUTION..................................... 63
DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS AND STOCK............................... 67
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS........................... 83
LEGAL MATTERS..................................................................... 87
EXPERTS........................................................................... 87
WHERE YOU CAN FIND MORE INFORMATION............................................... 88

                                     SUMMARY

Winstar's business

         We provide our customers with broadband services. We offer a comprehensive suite of these services across our own end-to-end broadband network in 60 major markets in the United States, including each of the top 30 U.S. markets. We also offer services in 12 overseas markets, including Amsterdam, Brussels, Buenos Aires, London and Tokyo.

         We believe that our rapidly expanding network will enable us to offer broadband services to a majority of the business market in the United States. This market is projected to grow from approximately $178.0 billion in 1999 to approximately $360.0 billion by 2009. Our domestic network combines local and long-haul capacity with voice and data switching facilities and is capable of carrying a substantial portion of our customers' communications traffic from point of origin to point of termination.

Lucent facility

         In May 2000, our subsidiary, WVF-I LLC, entered into a new credit facility with Lucent in an aggregate amount of $2.0 billion. This facility replaced our then existing facility with Lucent. We and WCI Capital Corp., our subsidiary and the borrower under the Bank facility described below, are guarantors of this facility. Up to $1.0 billion of our new Lucent facility is available to us at any one time for the purchase of network equipment and related services. The balance will become available as the first $1.0 billion is refinanced or syndicated. Lucent and its transferees are entitled under certain circumstances to convert loans outstanding under the Lucent facility into the notes being offered for resale under this prospectus.

Bank facility

         In May 2000, WCI Capital Corp. entered into a $1.15 billion revolving credit and term loan agreement with a group of commercial banks and other financial institutions. We and certain of our other subsidiaries are guarantors under that agreement. We have fully drawn down all available loans under the Bank facility and used those proceeds to pay all of the outstanding loans under our former facility with Lucent.

Issuance of outstanding notes

         We issued substantially all of our currently outstanding notes in April 2000 as part of a plan of refinancing. The refinancing was comprised of the new Lucent facility and the Bank facility discussed above and the additional transactions discussed below. We undertook the refinancing in order to simplify our financial structure, provide us with additional capital and increase our operational and financial flexibility.

         Exchange offer

         We issued approximately $467.2 million principal amount of our 12-3/4% senior notes due 2010 and approximately $920.6 million principal amount at maturity ($451.0 million initial principal amount) of our 14-3/4% senior discount notes due 2010 in exchange for:

         o 100.0% of our outstanding 15% senior subordinated deferred interest notes due 2007;

         o        96.4% of our outstanding 10% senior subordinated notes due
                  2008; and

         o 99.9% of our outstanding 11% senior subordinated deferred interest notes due 2008.

         The 12-3/4% senior notes due 2010 that we issued in the exchange offer are identical in form and terms (other than interest rates) to the notes being offered for resale under this prospectus.

         Cash tender offer

         We purchased for an aggregate of $753.3 million in cash:

         o        96.4% of our outstanding 14% senior discount notes due 2005;

         o 100.0% of our outstanding 14-1/2% senior deferred interest notes due 2005;

         o 99.8% of the outstanding 12-1/2% guaranteed senior secured notes due 2004 of our subsidiary, Winstar Equipment Corp.; and

         o 100.0% of the outstanding 12-1/2% guaranteed senior secured notes due 2004 of our subsidiary, Winstar Equipment II Corp.

         Private placement


         We also completed a cash offering of $325.0 million aggregate principal amount of our 12-1/2% senior notes due 2008, an additional $168.3 million of our 12-3/4% senior notes due 2010 and (euro)200 million aggregate principal amount of our euro-denominated 12-3/4% senior notes due 2010. The proceeds of this offering, together with additional cash drawn from available funds, were used to partially fund the cash tender offer.

         Series C Preferred Stock Exchange



         As part of the refinancing, we entered into agreements with the holders of over 98% of our then outstanding Series C preferred stock to provide for the conversion of that stock into our 14-1/4% senior subordinated deferred interest notes due 2007 and then for the exchange by those holders of such notes for senior notes due 2010 and senior discount notes due 2010. As a result of these transactions, no shares of Series C preferred stock remain outstanding, $172.8 million principal amount of the 14-1/4% senior subordinated deferred interest notes due 2007 was exchanged for $107.2 million principal amount of senior notes and $313.0 million principal amount at maturity of senior discount notes and $2.2 principal amount of the 14-1/4% senior subordinated deferred interest notes due 2007 remain outstanding.


Corporate Information

         We were incorporated under the laws of the State of Delaware in September 1990. Our principal executive offices are located at 685 Third Avenue, New York, New York 10017 and our telephone number is (212) 792-9800.

                                    The Notes

         The form and terms of the notes are:

Maturity date........................   April 15, 2010

Interest.............................   Interest on the notes will accrue at a
                                        fixed annual rate equal to: (i) the
                                        "Yield to Worst Call" on our 12-3/4%
                                        senior notes due 2010 which were issued
                                        pursuant to an indenture dated as of
                                        April 10, 2000 plus (ii) 2.00%. The
                                        "Yield to Worst Call" will be as
                                        published by Bloomberg L.P. under the
                                        heading "Yields to Call" at 4.p.m. on
                                        the date of the issuance of the notes
                                        (or as of such other time on such date
                                        as shall be agreed by us and the holders of the notes) and as calculated using a bid price as of 4.p.m. on such date (or as of such other time on such date as shall be agreed by us and the holders of the notes).

Interest payment date................   April 15 and October 15, commencing the
                                        first such date after the issuance of
                                        the notes

Optional redemption..................   Until April 15, 2003, we can choose to
                                        redeem up to an aggregate of 35% of the
                                        sum of the original principal amount of
                                        the notes with money we raise in certain equity offerings, if:

                                        o    we pay a redemption premium equal
                                             to the applicable interest rate
                                             multiplied by the principal amount
                                             of the notes we redeem, plus the
                                             sum of the principal amount so
                                             redeemed and accrued but unpaid
                                             interest thereon to the date of
                                             redemption;

                                        o    at least 65% of the original
                                             aggregate principal amount of the
                                             notes remains outstanding after
                                             each redemption; and


                                        o    the redemption is made within 90
                                             days of the closing of the related
                                             equity offering.

                                        On or after April 15, 2005, we can
                                        redeem some or all of the notes at
                                        varying prices plus accrued but unpaid
                                        interest to the date of redemption.

Change of control....................   Upon a change of control, each holder of
                                        the notes may require us to repurchase
                                        its notes at 101% of the principal
                                        amount of the notes on the date of
                                        repurchase, plus accrued and unpaid
                                        interest, if any, on such amount to the
                                        date of repurchase.


Ranking..............................   The notes will be our senior
                                        obligations, ranking equally in right of payment with our other senior indebtedness and will be senior in right of payment to all of our existing and any future subordinated indebtedness. As of March 31, 2000, after giving pro forma effect to the exchange offer and consent solicitation, the private placement and the tender offer and consent solicitation which occurred in
                                        April 2000, the borrowing of $1.15
                                        billion under the Bank facility, the
                                        payment of outstanding debt under our
                                        former facility with Lucent, and the
                                        exchange of 98.7% of our Series C
                                        preferred stock for 12-3/4% senior notes due 2010 and senior discount notes due
                                        2010, our senior indebtedness was
                                        approximately $2,771.2 million, of which
                                        $1,150.3 million was secured.


                                        The notes will be our unsecured
                                        obligations. Our secured indebtedness,
                                        including:


                                        o    the Lucent facility and


                                        o    the Bank facility

                                        will be effectively senior to the notes
                                        to the extent of the value of the assets securing such indebtedness. The notes will be effectively subordinated to all existing and future liabilities, including trade payables, of our subsidiaries.


                                        At March 31, 2000, after giving effect
                                        to the exchange offer and consent
                                        solicitation, private placement and
                                        tender offer and consent solicitation
                                        consummated in April 2000, the Series C
                                        preferred
                                        stock exchange, the Bank facility and
                                        the repayment of outstanding debt under
                                        the former Lucent facility, our
                                        subsidiaries had approximately $2,093.1
                                        million of liabilities (excluding
                                        intercompany payables to us and each
                                        other), including $1,664.7 million of
                                        indebtedness.


Restrictive covenants................   The indenture governing the notes
                                        contains covenants that limit our
                                        ability to, among other things:

                                        o    incur additional indebtedness;

                                        o    create liens;

                                        o    engage in sale-leaseback
                                             transactions;

                                        o    pay dividends or make distributions
                                             in respect of our capital stock;

                                        o    redeem capital stock;

                                        o    make various types of investments
                                             and other restricted payments;

                                        o    sell assets;

                                        o    issue or sell stock of our
                                             restricted subsidiaries; and

                                        o    enter into transactions with
                                             stockholders or affiliates or
                                             effect a consolidation or merger.

                                  RISK FACTORS

         The notes offered hereby involve a high degree of risk. Each prospective purchaser should carefully consider the risks set forth in our Annual Report on Form 10-K for the year ended December 31, 1999, as amended, and the following risk factors.

Because we are a holding company, we will be dependent on dividends from our operating subsidiaries and financings to make payments on the notes.

         We will not be able to make required payments on the notes unless we derive the necessary proceeds from our subsidiaries or financings. We are a holding company with no business operations of our own and our only material assets are the stock of our operating subsidiaries and the proceeds raised from sales of our securities, most of which we have loaned or contributed, or intend to loan or contribute, to our subsidiaries. We will have to rely upon dividends and other payments from our subsidiaries or proceeds from future sales of our securities to generate the funds necessary to pay the principal of and interest on the notes. Our subsidiaries, however, are not obligated to pay amounts due on the notes or to make funds available for these payments. Our subsidiaries may not be able to generate cash flow sufficient to pay a dividend or distribute funds to us. Further, applicable state law and contractual restrictions, such as restrictions in our subsidiaries' debt instruments including the Lucent facility and the Bank facility, could prohibit such dividends or distributions.

We will not be able to fulfill our financial obligations under the notes if our business does not grow as planned.

         If our business is not successful, we will not be able to generate enough cash from our operations to repay our debt, including the notes, when required. If we do not grow our business as planned and generate the necessary cash from this business, we would have to either:

         o        refinance our debt;

         o access other sources of capital, if they are even available to us; or

         o        default on our obligations.

         Any refinancing or raising of additional capital, if available, might be on unfavorable terms in these circumstances. Any default on our financial obligations could force us to diminish or halt our operations or liquidate our assets.

We must satisfy our obligations to our subsidiaries' creditors before we will be able to satisfy our obligations to the holders of the notes.

         Claims of creditors of our subsidiaries, including trade creditors and creditors under our credit facilities, will have priority as to substantially all of the assets of our subsidiaries over the holders of our indebtedness, including the notes. Accordingly, the notes will be effectively subordinated to all liabilities (including trade payables) of our subsidiaries. At March 31, 2000, after giving effect to the exchange offer and consent solicitation, private placement and tender offer and consent solicitation consummated in April 2000, and the Series C preferred stock transaction, the Bank facility and the repayment of outstanding debt under our the former Lucent facility, our subsidiaries had approximately $2,093.1 million of liabilities (excluding intercompany payables to us and each other), including $1,664.7 million of indebtedness.


Virtually all of our assets are pledged to secure the obligations of our subsidiaries under the Bank facility and the Lucent facility.

         To secure the obligations of our subsidiaries under the Bank facility and the Lucent facility, (i) we and most of our subsidiaries have pledged their assets to the Bank lenders and (ii) the borrower under the Lucent facility has granted the lenders under the Lucent facility a security interest in all equipment and other items purchased with the proceeds of loans under that facility. The pledges to the Bank lenders include pledges by each of such subsidiaries that owns stock of another subsidiary of that stock (other than the stock of the borrower under the Lucent facility, which has been pledged to the lenders thereunder). As the notes are our unsecured obligations, in the event of a default, the holders of the notes would participate only in the residual value of the pledged assets after satisfaction of the obligations to the respective lenders under the Bank facility and the Lucent facility.

If we undergo a change of control, we may not have the ability to raise the funds necessary to finance the change of control offer required by the indentures governing the notes.

         If we undergo a change of control, we may need to refinance large amounts of our debt, including the notes and borrowings under the Lucent facility and the Bank facility. Under the indentures governing the notes, if a change of control occurs, we must offer to buy back the notes for a price equal to 101% of the principal amount of the notes plus any accrued and unpaid interest. We cannot assure you that there will be sufficient funds available for us to make any required repurchases of the notes upon a change of control. In addition, our credit facilities will prohibit us from repurchasing the notes until we first repay such obligations in full. If we fail to repurchase the notes in that circumstance, we will go into default under the indenture governing the notes, the Lucent facility and the Bank facility. Any future debt which we incur may also contain restrictions on repayment upon a change of control. If any change of control occurs, we cannot assure you that we will have sufficient funds to satisfy all of our debt obligations. These buyback requirements may also delay or make it harder for others to effect a change of control.


The market price of our common stock has fluctuated significantly, sometimes in a manner unrelated to our performance.



         The market price of our common stock could vary widely in response to various factors and events, including:



         o the number of shares of our common stock being sold and purchased in the marketplace;



         o        variations in our operating results;

         o        press reports;



         o        regulation and industry trends;



         o rumors of significant events which can circulate quickly in the marketplace, particularly over the Internet; and



         o the difference between our actual results and the results expected by investors and analysts.



         Since our common stock has been publicly traded, its market price has fluctuated over a wide range and we expect it to continue to do so in the future. In addition, the stock market in recent years has experienced broad price and volume fluctuations that have often been unrelated to the operating performance of companies, particularly telecommunications and technology companies. These broad market fluctuations also may adversely affect the market price of our common stock.



The exercise or conversion of our outstanding options, warrants and other convertible securities into common stock will dilute the percentage ownership of our stockholders. The sale of this common stock in the open market could adversely affect the market price of our common stock.



         We have a substantial number of outstanding options and warrants to purchase shares of our common stock and more options will be granted in the future under our employee benefit plans. Additionally, some of our outstanding securities are convertible into shares of our common stock. Substantially all of the shares of common stock underlying these securities are or will be registered for resale under the Securities Act. The exercise or conversion of outstanding stock options, warrants or other convertible securities will dilute the percentage ownership of our other stockholders. In addition, any sales in the public market of shares of our common stock issuable upon the exercise or conversion of stock options, warrants or convertible securities, or the perception that these sales could occur, may adversely affect the prevailing market price of our common stock.



The sale of a substantial number of shares of our common stock in the public market could adversely affect the market price of our common stock.



         Substantially all of our currently outstanding shares of common stock have been registered for sale under the Securities Act, are eligible for sale under an exemption from the registration requirements or are subject to registration rights pursuant to which holders may require us to register their shares in the future. Sales or the expectation of sales of a substantial number of shares of our common stock in the public market could adversely affect the prevailing market price of our common stock.

Do not place undue reliance on forward-looking statements contained in this prospectus.

         Some of the statements under "Summary" and "Risk Factors" and elsewhere in this prospectus are forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements about our plans, objectives, expectations, intentions and assumptions and other statements contained in this prospectus that are not statements of historical fact. You can identify these statements by words such as "may," "will," "should," "estimates," "plans," "expects," "believes," "intends" and similar expressions. We cannot guarantee future results, levels of activity, performance or achievements. Our actual results and the timing of certain events may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a discrepancy include those discussed in "Risk Factors" and elsewhere in this prospectus. You are cautioned not to place undue reliance on any forward-looking statements.

                       RATIO OF EARNINGS TO FIXED CHARGES

         For the ten months ended December 31, 1995, the years ended December 31, 1996, 1997, 1998 and 1999 and the three months ended March 31, 1999 and 2000, earnings from continuing operations were insufficient to cover fixed charges by approximately$13.3 million, $80.1 million, $240.2 million, $427.0 million, $665.8 million, $154.3 million and $160.9 million, respectively. On a pro forma basis, earnings from continuing operations were insufficient to cover fixed charges by approximately $788.5 million and $176.3 million for the year ended December 31, 1999 and the three months ended March 31, 2000, respectively.

                                 USE OF PROCEEDS


         We will not receive any proceeds from the sale of the notes or shares of our common stock. All net proceeds from the sale of the notes and shares of our common stock will go to the persons who offer and sell these securities.


                              DESCRIPTION OF NOTES

         We will issue the notes under an indenture between us and United States Trust Company of New York, as trustee. The terms of the notes include those stated in the indenture and those made part of that indenture by reference to the Trust Indenture Act of 1939. The notes will initially be issued to Lucent or its transferees upon conversion of loans outstanding under the Lucent facility.

         The notes:

         o        represent our unsecured senior obligations; and

         o are senior in right of payment to all of our present and future subordinated obligations.

         The meaning of certain defined terms used in this description of the notes are defined in the subsection entitled "Certain Definitions." As used in this section, "we," "our," "us" and similar pronouns refer to Winstar Communications, Inc. on an unconsolidated basis without inclusion of or reference to any of our subsidiaries.

          The following description is only a summary of the material provisions of the indenture. We urge you to read the indenture because it, not this description, defines your rights as holders of these notes. A copy of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Principal, maturity and interest

         We will issue notes to Lucent and its transferees from time to time, up to a maximum aggregate principal amount of $2.0 billion. The notes will be issued in denominations of $1,000 and integral multiple of $1,000. The notes will mature on April 15, 2010.

          Interest on the notes will accrue at an annual rate equal to: (i) the "Yield to Worst Call" on our 12-3/4% senior notes due 2010 which were issued pursuant to an indenture dated as of April 10, 2000 plus (ii) 2.00%. The "Yield to Worst Call" will be as published by Bloomberg L.P. under the heading "Yields to Call" at 4.p.m. on the date of the issuance of the notes (or as of such other time on such date as shall be agreed by us and the holders of the notes) and as calculated using a bid price as of 4.p.m. on such date (or as of such other time on such date as shall be agreed by us and the holders of the notes).

         Interest on the notes will be payable semiannually in arrears on April 15 and October 15, commencing on the first October 15 or April 15 following issuance of the notes. We will make each interest payment to the holders of record of the notes on the immediately preceding April 1 and October 1. We will pay interest on overdue principal at 1% per annum in excess of the applicable interest rate and will pay interest on overdue installments of interest at such higher rate to the extent lawful.

         Interest on the notes will accrue from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Optional redemption

         Except as set forth below, we will not be entitled to redeem the notes at our option prior to April 15, 2005. On and after April 15, 2005, we will be entitled at our option to redeem all or a portion of the notes upon not less than 30 nor more than 60 days' notice. These redemptions will be made at a redemption price equal to:

         o        the principal amount being redeemed, plus

         o        accrued interest thereon to the redemption date, plus

         o a redemption premium equal to the principal amount so redeemed multiplied by the percentage determined by multiplying the applicable interest rate by the percentage set forth below opposite the period during which such redemption date occurs:

                    12-Month Period
                Commencing on April 15           Redemption
                 of the Year Indicated       Premium Percentage
                 ---------------------       ------------------
                         2005                        50%
                         2006                      33-1/3%
                         2007                      16-2/3%
                         2008                       0.00%
                    and thereafter

         Redemptions made in the foregoing manner will be subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date. Applicable interest rates used to calculate redemption prices shall be exclusive of any increase thereto as a result of late payment.

         Before April 15, 2003, we may at our option on one or more occasions redeem notes in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the notes originally issued with the net cash proceeds from one or more Public Equity Offerings; provided, however, that:

         o at least 65% of such aggregate principal amount of notes remains outstanding immediately after the occurrence of each such redemption (other than notes held, directly or indirectly, by us or our Affiliates); and

         o each such redemption occurs within 90 days after the closing date of the related Public Equity Offering.

         The redemption price with respect to any such redemption shall be the sum of the principal amount so redeemed, plus accrued and unpaid interest thereon to the redemption date, plus a redemption premium equal to the principal amount so redeemed multiplied by a percentage equal to the applicable interest rate (exclusive of any increase thereto as a result of late payment).

Selection and notice of redemption

         If we are redeeming less than all the notes at any time, the trustee will select notes on a pro rata basis, by lot or by such other method as the trustee in its sole discretion shall deem to be fair and appropriate.

         We will redeem notes of $1,000 or less in whole and not in part. We will cause notices of redemption to be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address.

         If any note is to be redeemed in part only, the notice of redemption that relates to that note shall state the portion of the principal amount thereof to be redeemed. We will issue a note in principal amount equal to the unredeemed portion of the original note in the name of the holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

No mandatory redemption; offers to purchase; open market purchases

         We are not required to make any mandatory redemption or sinking fund payments with respect to the notes. However, under certain circumstances, we may be required to offer to purchase notes as described under the subsections entitled "Change of Control" and "Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock." We may at any time and from time to time purchase notes in the open market or otherwise.

Ranking

         Senior Indebtedness versus notes


         The indebtedness evidenced by the notes will rank pari passu in right of payment to all of our Senior Indebtedness, including our outstanding 14% senior discount notes due 2005, senior notes due 2008, 12-3/4% senior notes due 2010, senior discount notes due 2010 and euro-denominated notes and our guarantee of the remaining 12-1/2% senior secured notes due 2004 of Winstar Equipment Corp. As of March 31, 2000, after giving pro forma effect to the exchange offer and consent solicitation, the private placement and the tender offer and consent solicitation which occurred in April 2000, the borrowing of $1.15 billion under the Bank facility, the payment of outstanding debt under our former facility with Lucent, and the Series C Preferred Stock exchange, our Senior Indebtedness would have been approximately $2,767.3 million, of which $1,150.0 million was secured


         The notes are our unsecured obligations. Our secured debt and other secured obligations incurred from time to time (including obligations with respect to the Bank facility and the Lucent facility) will be effectively senior to the notes to the extent of the value of the assets securing such debt or other obligations.

          Liabilities of subsidiaries versus the notes

         Winstar Communications, Inc. is a holding company. Substantially all our operations are conducted through our subsidiaries. Claims of creditors of such subsidiaries, including trade creditors and creditors holding indebtedness or guarantees issued by such subsidiaries, and claims of preferred stockholders of such subsidiaries generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of our creditors, including holders of the notes. Accordingly, the notes will be effectively subordinated to creditors (including trade creditors) and preferred stockholders, if any, of our subsidiaries.


         As of March 31, 2000, after giving pro forma effect to the exchange offer and consent solicitation, the private placement and the tender offer and consent solicitation consummated in April 2000, the borrowing of $1.15 billion under the Bank facility, the payment of outstanding debt under our former facility with Lucent, and the Series C Preferred Stock exchange, the total liabilities of our subsidiaries would have been approximately $2,093.1 million, including trade payables. Although the indenture limits the incurrence of Indebtedness and preferred stock of certain of our subsidiaries, such limitations are subject to a number of significant qualifications. Moreover, the indenture does not impose any limitation on the incurrence by such subsidiaries of liabilities that are not considered Indebtedness under the indenture.


Book-Entry, Delivery and Form

         Holders of notes may request notes to be issued in the form of definitive, fully registered certificates or as one or more definitive, fully registered permanent global notes without interest coupons with the global securities legend and restricted legend provided for by the indenture.

         Global notes shall be deposited on behalf of the purchasers of the notes represented thereby with the trustee, at its principal corporate trust office, as custodian for the Depository (or with such other custodian as the Depository may direct), and registered in the name of the Depository or a nominee of the Depository, duly executed by us and authenticated by the trustee, and shall be delivered by the trustee to such Depository or pursuant to such Depository's instructions or held by the trustee as custodian for the Depository. The aggregate principal amount of the global notes may from time to time be increased or decreased by adjustments made on the records of the trustee and the Depository or its nominee as provided in the indenture.

         The Depository has advised us as follows: the Depository is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and "a clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository was created to hold securities of institutions that have accounts with the Depository ("participants") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depository's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the Depository's book-entry system is also available to others such as banks, brokers, dealers and trust companies (collectively, the "indirect participants") that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

         We expect that pursuant to procedures established by the Depository, upon the deposit of a global note with the Depository, the Depository will credit, on its book-entry registration and transfer system, the principal amount of notes represented by such global note to the accounts of participants. The accounts to be credited shall be designated by Lucent or its transferees. Ownership of beneficial interests in a global note will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in a global note will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the Depository (with respect to participants' interests), the participants and the indirect participants (with respect to the owners of beneficial interests in the global note other than participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in a global note.

         So long as the Depository, or its nominee, is the registered holder and owner of the global notes, the Depository or such nominee, as the case may be, will be considered the sole legal owner and holder of any related notes evidenced by the global notes for all purposes of the notes and the indenture. Except as set forth below, as an owner of a beneficial interest in a global note, you will not be entitled to have the notes represented by such global note registered in your name, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered to be the owner or holder of any notes under such global note. Each global note shall be transferred to the beneficial owners thereof in the form of certificated notes in an aggregate principal amount equal to the principal amount of such global note, in exchange for such global note, if (i) the Depository notifies us that it is unwilling or unable to continue as Depository for such global note or if at any time the Depository ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by us within 90 days of such notice, (ii) an Event of Default under the indenture has occurred and is continuing or (iii) we, in our sole discretion, notify the trustee in writing that we elect to cause the issuance of certificated notes under the indenture.

         We understand that under existing industry practice, in the event an owner of a beneficial interest in a global note desires to take any action that the Depository, as the holder of such global note, is entitled to take, the Depository would authorize the participants to take such action, and the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

         We will make payments of principal of, premium, if any, and interest on notes represented by the global notes registered in the name of and held by the Depository or its nominee to the Depository or its nominee, as the case may be, as the registered owner and holder of the global notes.

         We expect that the Depository or its nominee, upon receipt of any payment of principal of, premium, if any, or interest on a global note will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global note as shown on the records of the Depository or its nominee. We also expect that payments by participants or indirect participants to owners of beneficial interests in a global note held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global notes for any note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depository and its participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in a global note owning through such participants.

         Although the Depository has agreed to the foregoing procedures in order to facilitate transfers of interests in the global notes among participants of the Depository, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility or liability for the performance by the Depository or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Payment

         We will pay interest on the notes (except defaulted interest) to the persons who are registered holders of notes at the close of business on the April 1 or October 1 next preceding the interest payment date even if notes are canceled after the record date and on or before the interest payment date. Holders must surrender notes to a paying agent to collect principal payments. Payments in respect of the notes represented by a global note (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. We will make all payments in respect of a certificated note (including principal, premium and interest) by mailing a check to the registered address of each thereof, provided, however, that payments on a certificated note will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such holder elects payment by wire transfer by giving written notice to the trustee or the paying agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the trustee may accept in its discretion).

Change of Control

         Upon the occurrence of any of the following events (each a "Change of Control"), each Holder shall have the right to require that we repurchase such Holder's notes at a purchase price in cash equal to 101% of the principal amount thereof as of the date of purchase, plus, in each case, accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date):

         o any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of our Voting Stock; provided, however, that the Permitted Holders beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of our Voting Stock than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for the purposes of this clause (1), such other person shall be deemed to beneficially own any Voting Stock of a Person (the "specified person") held by any other Person (the "parent entity"), if such other person is the beneficial owner (as defined above in this clause (1)), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent entity and the Permitted Holders beneficially own (as defined in this proviso), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent entity);

         o individuals who on the Issue Date constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by our shareholders was approved by a vote of 66-2/3% of our directors then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

         o the adoption of a plan relating to our liquidation or dissolution; or

         o our merger or consolidation with or into another Person or the merger of another Person with or into us, or the sale of all or substantially all our assets (determined on a consolidated basis) to another Person (other than, in all such cases, a Person that is controlled by the Permitted Holders), other than a transaction following which in the case of a merger or consolidation transaction, securities that represented 100% of our Voting Stock immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) constitute at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction.

         Within 30 days following any Change of Control, we will mail a notice to each Holder with a copy to the trustee (the "Change of Control Offer") stating:

         o what a Change of Control has occurred and that such Holder has the right to require us to purchase such Holder's notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date);

         o the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control);

         o the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

         o the instructions, as determined by us, consistent with the covenant described hereunder, that a Holder must follow in order to have its notes purchased.

         We will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

         We will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, we will comply with the applicable securities laws and regulations and shall not be deemed to have breached our obligations under the covenant described hereunder by virtue of our compliance with such securities laws or regulations.

         The Change of Control purchase feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between us and Lucent. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to Incur additional Indebtedness are contained in the covenants described under the subsections entitled "Certain Covenants -- Limitation on Indebtedness," "Limitation on Liens" and "Limitation on Sale/Leaseback Transactions." Such restrictions can only be waived with the consent of the holders of a majority in principal amount of the notes then outstanding. Except for the limitations contained in such covenants, however, the indenture will not contain any covenants or provisions that may afford holders of the notes protection in the event of a highly leveraged transaction.

         The Lucent facility, the Bank facility and certain other indebtedness limit our ability to purchase any notes and also provide that the occurrence of certain change of control events with respect to us would constitute a default thereunder. In the event a Change of Control occurs at a time when we are prohibited from purchasing notes, we may seek the consent of our lenders to the purchase of notes or may attempt to refinance the borrowings that contain such prohibition. If we do not obtain such a consent or repay such borrowings, we will remain prohibited from purchasing notes. In such case, our failure to offer to purchase notes would constitute a Default under the indenture, which would, in turn, likely constitute a default under the Lucent facility, the Bank facility and certain other indebtedness.

         Future indebtedness that we may incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require the repurchase of such indebtedness upon a Change of Control. Moreover, the exercise by the holders of their right to require us to repurchase the notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on us. Finally, our ability to pay cash to the holders of notes following the occurrence of a Change of Control may be limited by our then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

         The provisions under the indenture relative to our obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the notes.

Certain Covenants

         The indenture contains covenants including, among others, the following:

         Limitation on Indebtedness

         (a) We will not, and will not permit any Restricted Group Member to, Incur, directly or indirectly, any Indebtedness; provided, however, that we will be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis, the Consolidated Leverage Ratio would be less than 6.0 to 1.

         (b) Notwithstanding the foregoing paragraph (a), so long as no Default has occurred and is continuing, we and the Restricted Group Members will be entitled to Incur any or all of the following Indebtedness:

                  (1) Indebtedness Incurred pursuant to one or more Permitted Credit Facilities; provided, however, that, after giving effect to any such Incurrence, the aggregate principal amount of such Indebtedness then outstanding does not exceed (A) the greater of (x) $1.15 billion and (y) 85% of Eligible Receivables less (B) the sum of (i) all principal payments with respect to such Indebtedness (other than Indebtedness Incurred pursuant to the revolving loan portion of a Permitted Credit Facility) pursuant to paragraph
(a)(3)(A) of the covenant described under "--Limitation on Sales of Assets and Subsidiary Stock" and (ii) the principal amount of such Indebtedness assumed by a transferee in any Asset Disposition;

                  (2) Indebtedness owed to and held by us or a Restricted Group Member; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock or the occurrence of any other event which results in any such Restricted Group Member ceasing to be a Restricted Group Member or any subsequent transfer of such Indebtedness (other than to us or another Restricted Group Member) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon and (B) if we are the obligor on such Indebtedness, such Indebtedness is not secured and is expressly subordinated to the prior payment in full in cash of all obligations with respect to the notes;

                  (3) the notes, the senior notes due 2008, the 12-3/4% senior notes due 2010, the senior discount notes due 2010 issued on April 10, 2000 and the euro-denominated notes issued on April 10, 2000;

                  (4) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2) or (3) of this covenant) and exchange debentures issued in exchange for the Series C Preferred Stock in accordance with its terms or any 12-3/4% senior notes due 2010 or senior discount notes due 2010 issued in exchange for such exchange debentures or the Series C Preferred Stock;

                  (5) Purchase Money Indebtedness; provided, however, that, to the extent such Purchase Money Indebtedness is Incurred by a Restricted Group Member, such Purchase Money Indebtedness shall be Incurred pursuant to a Permitted Credit Facility or a Vendor Financing; provided further, however, that the amount of such Purchase Money Indebtedness does not exceed 100% of the cost and directly related expenses of the construction, installation, acquisition, lease, insurance, shipping, development or improvement of, or any service agreement, maintenance agreement, warranty agreement or similar agreement in respect of, the applicable Telecommunications Assets;

                  (6) Indebtedness in an amount which, when taken together with the amount of all of our other Indebtedness Incurred pursuant to this clause (6) and then outstanding, does not exceed two times the sum of (x) the aggregate Net Cash Proceeds received by us from the issuance or sale of our Capital Stock (other than Disqualified Stock) (other than an issuance or sale to a Subsidiary of us or a Permitted International Joint Venture and other than an issuance or sale to an employee stock ownership plan or to a trust established by us, any of our Subsidiaries or any Permitted International Joint Venture for the benefit of their employees) and (y) the fair market value of any of our Capital Stock (other than Disqualified Stock) issued to any Person (other than a Subsidiary of us or a Permitted International Joint Venture) (i) in exchange for Telecommunications Assets or (ii) in exchange for Capital Stock of another Person a substantial majority of the assets of which consist of Telecommunications Assets in a transaction pursuant to which such other Person becomes a Restricted Group Member, in each case received or issued, as the case may be, on or subsequent to February 1, 2000; provided, however, that such Net Cash Proceeds or fair market value have not served as a basis for making a Restricted Payment pursuant to paragraph (a)(3)(B) or paragraphs
(b)(1) or (b)(5) of the covenant described under " -- Limitation on Restricted Payments";

                  (7) Indebtedness of a Restricted Group Member Incurred and outstanding on or prior to the date on which such Subsidiary (in the case of a Restricted Subsidiary) or an interest in such entity (in the case of a Permitted International Joint Venture) was acquired by us (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary (in the case of a Restricted Subsidiary) or an interest in such entity (in the case of a Permitted International Joint Venture) was acquired by us); provided, however, that on the date of such acquisition and after giving pro forma effect thereto, we would have been able to Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of this covenant;

                  (8) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (3), (4), (5) or (7) or this clause (8); provided, however, that any Refinancing Indebtedness Incurred by a Restricted Group Member in respect of Indebtedness Incurred pursuant to clause (5) is Incurred pursuant to a Permitted Credit Facility or a Vendor Financing;

                  (9) Hedging Obligations consisting of (A) Interest Rate Agreements or Currency Agreements directly related to Indebtedness permitted to be Incurred by us pursuant to the indenture; provided, however, that the notional amount of any such Hedging Obligation does not exceed the amount of Indebtedness to which such Hedging Obligation relates or (B) Currency Agreements used to hedge non-U.S. dollar currency exposures of us and our Restricted Group Members, entered into in accordance with customary industry practices for companies in the Telecommunications Business with international operations and not for purposes of speculation;

                  (10) Indebtedness solely in respect of letters of credit, bank guarantees, banker's acceptances, cash deposits, surety bonds, bid bonds and performance bonds Incurred in the ordinary course of business; provided, however, that such instruments or deposits do not support any Indebtedness other than Indebtedness which, if Incurred by us, would be permitted to be Incurred pursuant to another provision of this covenant;

                  (11) Indebtedness of us or a Restricted Group Member consisting of a Guaranty of Indebtedness of a Restricted Group Member permitted to be Incurred under the indenture; provided, however, that the entity providing the Guaranty would have been able to Incur such Indebtedness under the indenture; and

                  (12) Indebtedness of us or a Restricted Group Member in an aggregate principal amount which, when taken together with all of our other Indebtedness and the Restricted Group Members outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (11) above or paragraph (a)) does not exceed $50.0 million.

         (c) Notwithstanding the foregoing, we will not Incur any Indebtedness pursuant to the foregoing paragraph (b) (other than the Incurrence of (1) any exchange debentures issued in exchange for the Series C Preferred Stock in accordance with its terms or senior discount notes due 2010 or 12- 3/4% senior notes due 2010 issued in exchange for such exchange debentures or Series C Preferred

Stock and (2) any Indebtedness issued in exchange for the Existing Subordinated Notes) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the notes to at least the same extent as such Subordinated Obligations.

         (d) For purposes of determining compliance with this covenant, (1) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, we, in our sole discretion, will classify such item of Indebtedness at the time of Incurrence and only be required to include the amount and type of such Indebtedness in one of the above clauses and (2) we will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above.

         Limitation on Restricted Payments

         (a) We will not, and will not permit any Restricted Group Member, directly or indirectly, to make a Restricted Payment if at the time we or such Restricted Group Member makes such Restricted Payment:

                  (1) a Default shall have occurred and be continuing (or would result therefrom);

                  (2) after giving effect thereto on a pro forma basis, we are not entitled to Incur an additional $1.00 of Indebtedness pursuant to paragraph
(a) of the covenant described under the subsection entitled "Limitation on Indebtedness"; or

                  (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of (without duplication):

                           (A) the amount of (x) cumulative EBITDA during the
period (taken as a single accounting period) beginning on the first day of our fiscal quarter beginning after the Issue Date and ending on the last day of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment minus (y) the product of 1.5 times cumulative Consolidated Interest Expense during such period; plus

                           (B) subject to paragraph (c) below, 100% of the
aggregate Net Cash Proceeds received by us from the issuance or sale of our Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of us or a Permitted International Joint Venture and other than an issuance or sale to an employee stock ownership plan or to a trust established by us or by any of our Subsidiaries or any Permitted International Joint Venture for the benefit of their employees); provided, however, that such Net Cash Proceeds have not served as a basis to make a Restricted Payment pursuant to clauses (b)(1) or (b)(5) below; plus

                           (C) the amount by which Indebtedness of us or a
Restricted Group Member is reduced on our consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary of us or a Permitted International Joint Venture) subsequent to the Issue Date of any Indebtedness of us or a Restricted Group Member for or into our Capital Stock (other than Disqualified Stock) (less the amount of any cash, or the fair value of any other property (other than our Capital

Stock that is not Disqualified Stock), distributed by us or a Restricted Group Member upon such conversion or exchange); plus

                           (D) an amount equal to the sum of (x) the net
reduction in the Investments (other than Permitted Investments) made by us or any Restricted Group Member in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment, proceeds representing the return of capital (excluding dividends and distributions), in each case received by us or any Restricted Group Member, and (y) if an Unrestricted Subsidiary is designated as a Restricted Group Member or an Investee is designated as a Restricted Group Member or becomes a Restricted Subsidiary, the portion (proportionate to our equity interest in such Subsidiary or Investee) of the fair market value of the net assets of such Unrestricted Subsidiary or Investee at the time such Unrestricted Subsidiary is designated a Restricted Group Member or such Investee is designated as a Restricted Group Member or becomes a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person, Unrestricted Subsidiary or Investee, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment and included in the calculation of the amount of Restricted Payments) by us or any Restricted Group Member in such Person, Unrestricted Subsidiary or Investee.

         (b) The preceding provisions will not prohibit:

                  (1) subject to paragraph (c) below, any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of (or specified with particularity at the time of the sale of, and subsequently made with such Net Cash Proceeds of), or made by exchange for, our Capital Stock (other than Disqualified Stock) (other than Capital Stock issued or sold to a Subsidiary of us or a Permitted International Joint Venture or an employee stock ownership plan or to a trust established by us or by any of our Subsidiaries or any Permitted International Joint Venture for the benefit of their employees); provided, however, that such Net Cash Proceeds have not served as a basis for making any other Restricted Payment; provided further, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from any such sale (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above;

                  (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of (or specified with particularity at the time of the sale of, and subsequently made with such proceeds of), Indebtedness which is permitted to be Incurred pursuant to the covenant described under " -- Limitation on Indebtedness"; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

                  (3) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

                  (4) so long as no Default has occurred and is continuing, the repurchase or other acquisition of shares of our Capital Stock from employees, former employees, directors or former directors of us, any of our Subsidiaries or any Permitted International Joint Venture (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such repurchases and other acquisitions (other than repurchases and acquisitions made pursuant to agreements in effect on the Issue Date) shall not exceed $5.0 million in any calendar year (with unused amounts being carried forward indefinitely); provided further, however, that such repurchases and other acquisitions shall be included in the calculation of the amount of Restricted Payments;

                  (5) subject to paragraph (c) below, Investments in any Person a substantial majority of the assets of which consist of Telecommunications Assets; provided, however, that the Fair Market Value of all such Investments made pursuant to this clause (5) (measured on the date each such Investment was made) and then outstanding, does not exceed the sum of $100.0 million, plus the sum of (x) the aggregate Net Cash Proceeds received by us from the issuance or sale of our Capital Stock (other than Disqualified Stock) (other than an issuance or sale to a Subsidiary of us or a Permitted International Joint Venture and other than an issuance or sale to an employee stock ownership plan or to a trust established by us, any of our Subsidiaries or any Permitted International Joint Venture for the benefit of their employees) and (y) the fair market value of any of our Capital Stock (other than Disqualified Stock) issued to any Person (other than a Subsidiary of us or a Permitted International Joint Venture) (i) in exchange for Telecommunications Assets or (ii) in exchange for Capital Stock of another Person a substantial majority of the assets of which consist of Telecommunications Assets in a transaction pursuant to which such other Person becomes a Restricted Group Member, in each case received or issued, as the case may be, subsequent to February 1, 2000; provided, however, that such Net Cash Proceeds or fair market value have not served as a basis for making any other Restricted Payment; provided further, however, that (A) such Investments shall be excluded in the calculation of the amount of Restricted Payments and
(B) the Net Cash Proceeds from any such issuance or sale of Capital Stock (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above;

                  (6) Investments in any Person whose primary business it is to directly (or indirectly through subsidiaries) own or hold licenses granted by the Federal Communications Commission or any other governmental entity with authority to grant telecommunications or radio frequency licenses or authorizations; provided, however, that we or a Restricted Group Member shall, at the time of making such Investment, have an active role in the management or operation of such Person and in the provision of telecommunications services by such Person; provided further, however, that such Investment shall be included in the calculation of the amount of Restricted Payments;

                  (7) the exchange or purchase and retirement of (A) the Series C Preferred Stock for (i) exchange debentures in accordance with the terms of the Series C Preferred Stock or (ii) cash or our Indebtedness or (B) the Existing Subordinated Notes for cash or our Indebtedness; provided, however, that such exchange or purchase and retirement shall be excluded in the calculation of the amount of Restricted Payments;

                  (8) cash payments in lieu of the issuance of fractional shares in connection with stock splits or upon the conversion into our Capital Stock (other than Disqualified Stock) of any of our securities or any of our convertible Indebtedness; provided, however, that such exchange and retirement shall be excluded in the calculation of the amount of Restricted Payments;

                  (9) Investments in Office.com, the fair market value of which (measured on the date each such Investment is made) does not exceed (x) in the case of an Investment to be made on or immediately after the Issue Date, $50.0 million, and (y) during each of the three 12-month periods following the Issue Date, $25.0 million per year (with unused annual amounts being carried over to future periods even if such periods occur after the third anniversary of the Issue Date); provided, however, that such Investments shall be excluded in the calculation of the amount of Restricted Payments; and

                  (10) Investments, the aggregate Fair Market Value (measured on the date each such Investment was made) of which, when taken together with the Fair Market Value of all other Investments made pursuant to this clause (10) then outstanding, does not exceed $10.0 million; provided, however, that such Investment shall be included in the calculation of the amount of Restricted Payments.

         (c) The amounts determined pursuant to paragraphs (a)(3)(B), (b)(1) and
(b)(5) based on Net Cash Proceeds received from the issuance or sale of Capital Stock (or the Fair Market Value of Capital Stock issued) shall be reduced to the extent such Net Cash Proceeds or Fair Market Value have served as the basis for Incurring any Indebtedness pursuant to paragraph (b)(6) of the covenant described under " -- Limitation on Indebtedness" and such Indebtedness (including any Refinancings thereof) remains outstanding.

         Limitation on Restrictions on Distributions from Restricted Group
         Members

         We will not, and will not permit any Restricted Group Member to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Group Member to (a) pay dividends or make any other distributions on its Capital Stock to us or a Restricted Group Member or pay any Indebtedness owed to us, (b) make any loans or advances to us or a Restricted Group Member or (c) transfer any of its property or assets to us or a Restricted Group Member, except:

                  (1) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date;

                  (2) any encumbrance or restriction with respect to a Restricted Group Member pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Group Member on or prior to the date on which such Subsidiary (in the case of a Restricted Subsidiary) or an interest in such entity (in the case of a Permitted International Joint Venture) was acquired by us (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary (in the case of a Restricted Subsidiary) or entity (in the case of a Permitted International

Joint Venture) became a Restricted Group Member or was acquired by us) and outstanding on such date;

                  (3) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (1) or (2) of this covenant or this clause (3) or contained in any amendment to an agreement referred to in clause (1) or (2) of this covenant or this clause (3); provided, however, that the encumbrances and restrictions with respect to such Restricted Group Member contained in any such refinancing agreement or amendment are no less favorable to the Noteholders than encumbrances and restrictions with respect to such Restricted Group Member contained in such predecessor agreements;

                  (4) any encumbrance or restriction pursuant to a Permitted Credit Facility; provided, however, that (a) the outstanding Indebtedness under such Permitted Credit Facility does not exceed the amounts permitted under clauses (1), (5) and (8) (but with respect to such clause (8) only to the extent such Indebtedness constitutes Refinancing Indebtedness of Purchase Money Indebtedness) of paragraph (b) in the covenant described under " -- Limitation on Indebtedness," (b) such restrictions (other than following an event of default under such Permitted Credit Facility) permit dividends and distributions necessary to permit us to satisfy our obligations on the notes, and (c) our chief financial officer determines in good faith that (1) any such restrictions contained in any such Permitted Credit Facility are no more restrictive, taken as a whole, than those contained in a credit facility with terms that are commercially reasonable for a borrower engaged in a business comparable to ours that has substantially comparable Indebtedness, and (2) any such restrictions will not materially affect our ability to make principal, premium or interest payments on the notes;

                  (5) any encumbrance or restriction arising under any applicable law or action or at the request of a governmental regulatory authority;

                  (6) in the case of clause (c) above, any such encumbrance or restriction consisting of customary non assignment provisions in leases, including leases in respect of data centers and indefeasible rights of use, governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

                  (7) in the case of clause (c) above, restrictions contained in security agreements or mortgages securing Indebtedness of us or a Restricted Group Member to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages;

                  (8) in the case of clause (c) above, restrictions imposed in connection with the grant or acquisition of radio frequency spectrum (to the extent such restrictions restrict the transfer of such radio frequency spectrum) or common carrier licenses or their equivalent (to the extent such restrictions restrict the transfer of such licenses);

                  (9) in the case of clause (c) above, restrictions relating to the property or assets of an unconsolidated Permitted International Joint Venture, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of the property or assets of the Permitted International Joint Venture in any material respect;

                  (10) in the case of clause (c) above, customary provisions arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of the property or assets of us or any Restricted Group Member in any material respect; and

                  (11) any restriction with respect to a Restricted Group Member imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Group Member pending the closing of such sale or disposition.

         Limitation on Sales of Assets and Subsidiary Stock

         (a) We will not, and will not permit any Restricted Group Member to, directly or indirectly, consummate any Asset Disposition unless:

                  (1) we or such Restricted Group Member receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition;

                  (2) at least 75% of the consideration thereof received by us or such Restricted Group Member is in the form of cash or cash equivalents, Marketable Securities or Telecommunications Assets; and

                  (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by us (or such Restricted Group Member, as the case may be).

                           (A) first, to the extent we or such Restricted Group
Member elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase our Senior Indebtedness that is either secured Indebtedness or has a Stated Maturity prior to the Stated Maturity of the notes or Indebtedness (other than any Disqualified Stock) of a Restricted Group Member (in each case other than Indebtedness owed to us or an Affiliate of us) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

                           (B) second, to the extent of the balance of such Net
Available Cash after application in accordance with clause (A), to the extent we elect, to acquire Telecommunications Assets within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; and

                           (C) third, to the extent of the balance of such Net
Available Cash after application in accordance with clauses (A) and (B), to make an offer to the holders of the notes (and to holders of other Senior Indebtedness that have a right to be included in such offer) to purchase notes (and such other Senior Indebtedness) pursuant to and subject to the conditions contained in the indenture;

provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, we or such Restricted Group Member shall permanently retire such Indebtedness (other than Indebtedness Incurred pursuant to the revolving loan portion of a Permitted Credit Facility) and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

         Notwithstanding the foregoing provisions of this covenant, we and the Restricted Group Members will not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this covenant exceeds $5.0 million. Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash shall be invested in Permitted Investments.

         For the purposes of this covenant, the following are deemed to be cash or cash equivalents:

                  (1) the assumption of Indebtedness of us or any Restricted Group Member and the release of us or such Restricted Group Member from all liability on such Indebtedness in connection with such Asset Disposition; and

                  (2) securities received by us or any Restricted Group Member from the transferee that are promptly converted by us or such Restricted Group Member into cash or cash equivalents.

         (b) In the event of an Asset Disposition that requires the purchase of the notes (and other Senior Indebtedness) pursuant to clause (a)(3)(C) above, we will purchase notes tendered pursuant to an offer by us for the notes (and such other Senior Indebtedness) at a purchase price of 100% of their principal amount (or, in the event such other Senior Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof), without premium, plus accrued but unpaid interest (or, in respect of such other Senior Indebtedness, such lesser price, if any, as may be provided for by the terms of such Senior Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in the indenture. If the aggregate purchase price of the securities tendered exceeds the Net Available Cash allotted to their purchase, we will select the securities to be purchased on a pro rata basis but in round denominations, which in the case of the notes will be denominations of $1,000 principal amount or multiples thereof. We shall not be required to make such an offer to purchase notes pursuant to this covenant if the Net Available Cash available therefor is less than $10.0 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). Upon completion of such an offer to purchase, the amount of Net Available Cash that served as the basis for such offer will be reset at zero for purposes of clause (3) of paragraph (a) of this covenant.

         (c) We will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under this clause by virtue of our compliance with such securities laws or regulations.

         Limitation on Affiliate Transactions

         (a) We will not, and will not permit any Restricted Group Member to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of us (an "Affiliate Transaction") unless:

                  (1) the terms of the Affiliate Transaction are no less favorable to us or such Restricted Group Member than those that could be obtained at the time of the Affiliate Transaction in arm's-length dealings with a Person who is not an Affiliate;

                  (2) if such Affiliate Transaction or series of related Affiliate Transactions involves an amount in excess of $12.5 million, the terms of the Affiliate Transaction are set forth in writing and either (A) a committee of the Board of Directors a majority of whose members are disinterested with respect to such transaction or (B) a majority of our non-employee directors disinterested with respect to such Affiliate Transaction have determined in good faith that the criteria set forth in clause (1) are satisfied and that the relevant Affiliate Transaction is in the best interest of us or such Restricted Group Member and have approved the relevant Affiliate Transaction as evidenced by a Board resolution; and

                  (3) if such Affiliate Transaction or series of related Affiliate Transactions involves an amount in excess of $25.0 million, the Board of Directors shall also have received a written opinion from an investment banking firm, accounting firm or appraisal firm of national prominence that is not an Affiliate of us to the effect that such Affiliate Transaction is fair, from a financial standpoint, to us and our Restricted Group Members.

         (b) The provisions of the preceding paragraph (a) will not prohibit:

                  (1) any Investment (other than a Permitted Investment) or other Restricted Payment, in each case permitted to be made pursuant to the covenant described under the subsection entitled "Limitation on Restricted Payments;"

                  (2) the entering into, maintaining or performance of any employment contract, collective bargaining agreement, benefit plan, program or arrangement, related trust agreement or any other similar arrangement for or with any employee, officer or director heretofore or hereafter entered into in the ordinary course of business, including vacation, health, insurance, deferred compensation, retirement, savings or other similar plans;

                  (3) the payment of compensation, performance of indemnification or contribution obligations, or an issuance, grant or award of stock, options, or other equity-related interests or other securities, to employees, officers or directors in the ordinary course of business;

                  (4) the payment of reasonable fees to our directors and directors of Restricted Group Members who are not employees of us or our Restricted Group Members;

                  (5) any transaction with a Restricted Group Member or joint venture or similar entity that would constitute an Affiliate Transaction solely because we or a Restricted Group Member owns an equity interest in or otherwise controls such Restricted Group Member, joint venture or similar entity;

                  (6) the issuance or sale of any of our Capital Stock (other than Disqualified Stock); and

                  (7) transactions with respect to the provision of Telecommunications Business services, including wireline or wireless transmission capacity, the lease or sharing or other use of cable or fiber optic lines, equipment, rights-of-way or other access rights between us or any Restricted Group Member and any other Person; provided, however, that, in the case of this clause (7), such transaction complies with clause (1) of paragraph
(a) of this covenant and is in the best interest of us or such Restricted Group Member.

         Limitation on the Sale or Issuance of Capital Stock of Restricted Group Members

         We will not

(i) permit any Restricted Group Member to issue, transfer, convey, sell or otherwise dispose of any Capital Stock of any Restricted Group Member other than to us or a Restricted Group Member and

(ii) permit any Person other than ourselves or a Restricted Group Member to own any Capital Stock of any Restricted Group Member, other than directors' qualifying shares or shares required by applicable law to be held by a Person other than us or a Restricted Group Member except, in each case, for:

         (a) a sale, transfer, conveyance or other disposition by us or a Restricted Group Member of 100% of the Capital Stock of a Restricted Group Member sold in a transaction not prohibited by the covenant described under "--Limitation on Sales of Assets and Subsidiary Stock";

         (b) an issuance, sale, transfer, conveyance or other disposition of the Capital Stock of a Restricted Group Member sold in a transaction not prohibited by the covenant described under "--Limitation on Sales of Assets and Subsidiary Stock" if, after giving effect thereto, such Restricted Group Member remains a Restricted Group Member and the Net Cash Proceeds of such issuance (other than an issuance by a Permitted International Joint Venture), sale, transfer, conveyance or other disposition are applied in accordance with the covenant described under "--Limitation on Sales of Assets and Subsidiary Stock";

         (c) an issuance, sale, transfer, conveyance or other disposition of Capital Stock of a Restricted Group Member such that,

                  (1) immediately after giving effect thereto, such Restricted Group Member would no longer constitute a Restricted Group Member,

                  (2) any remaining Investment in such Restricted Group Member by us or any other Restricted Subsidiary would have been permitted to be made at such time under the covenant described under "-- Limitation on Restricted Payments" (and for purposes of that covenant, such Investment will be deemed to have been made at such time) and

                  (3) the Net Cash Proceeds of such issuance (other than an issuance by a Permitted International Joint Venture), sale, transfer, conveyance or other disposition are applied in accordance with the covenant described under "-- Limitation on Sales of Assets and Subsidiary Stock";

         (d) Capital Stock of a Restricted Group Member issued and outstanding on the Issue Date or the date of formation of such Restricted Group Member and, in each case, held by Persons other than us or any Restricted Group Member and any additional Capital Stock (other than Disqualified Stock) issued as dividends or distributions on such Capital Stock or pursuant to preemptive or similar rights;

         (e) Capital Stock of a Restricted Group Member issued and outstanding prior to the time that such Person becomes a Restricted Group Member; and

         (f) any non-convertible Preferred Stock constituting Indebtedness and permitted to be Incurred under the covenant described under "-- Limitation on Indebtedness".

         Limitation on Liens

         We will not, and will not permit any Restricted Group Member to, directly or indirectly, Incur or suffer to exist or become effective any Lien (the "Initial Lien") of any nature whatsoever on any of our or its property (including Capital Stock), whether owned at the Issue Date or thereafter acquired, or upon any income or profits therefrom (other than Permitted Liens) to secure any Indebtedness, without effectively providing that the notes shall be secured (1) equally and ratably with (or prior to) the Indebtedness so secured for so long as such Indebtedness is so secured or (2) in the event such Indebtedness constitutes Subordinated Obligations, prior to such Indebtedness for so long as such Indebtedness is so secured.

         Any Lien created for the benefit of the Holders of the notes pursuant to this covenant shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

         Limitation on Sale/Leaseback Transactions

         We will not, and will not permit any Restricted Group Member to, directly or indirectly, enter into, assume, guarantee or otherwise become liable with respect to any Sale/Leaseback Transaction with respect to any property unless:

                  (1) we or such Restricted Group Member would be entitled to
(A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to the covenant described under "--Limitation on Indebtedness" and (B) create a Lien on such property securing such Attributable Debt without equally and ratably securing the notes pursuant to the covenant described under "--Limitation on Liens";

                  (2) the net proceeds received by us or any Restricted Group Member in connection with such Sale/Leaseback Transaction are at least equal to the Fair Market Value of such property; and

                  (3) we apply the proceeds of such transaction in compliance with the covenant described under "-- Limitation on Sales of Assets and Subsidiary Stock."

         Merger and Consolidation

         We will not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all our assets to, any Person, unless:

                  (1) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not us) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the trustee, in form satisfactory to the trustee, all of our obligations under the notes and the indenture;

                  (2) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

                  (3) immediately after giving pro forma effect to such transaction, the Consolidated Leverage Ratio of the Successor Company shall be no worse than our Consolidated Leverage Ratio determined immediately prior to such transaction;

                  (4) if, as a result of any such transaction, property or assets of the Successor Company would become subject to a Lien subject to the covenant described under "-- Limitation on Liens" above, the Successor Company shall have secured the notes as required by said covenant; and

                  (5) we shall have delivered to the trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture;

provided, however, that clauses (3) and (4) will not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to us or (B) us merging with an Affiliate of ours solely for the purpose and with the sole effect of reincorporating us in another jurisdiction.

         The Successor Company will be the successor to us and shall succeed to, and be substituted for, and may exercise every right and power of, us under the indenture, but the predecessor company in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the notes.

         SEC Reports

         Notwithstanding that we may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, we will file with the SEC and provide the trustee and Noteholders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filings of such information, documents and reports under such Sections.

Defaults

         Each of the following is an "Event of Default" with respect to the notes:

                  (1) a default in the payment of interest on the notes when due, continued for 30 days;

                  (2) a default in the payment of principal of any note when due at its Stated Maturity, upon optional redemption, upon required purchase, upon declaration or otherwise;

                  (3) the failure by us to comply with our obligations under "--Certain Covenants --Merger and Consolidation" above;

                  (4) the failure by us to comply for 30 days after notice with any of our obligations in the covenants described above under "Change of Control" (other than a failure to purchase notes) or under "-- Certain Covenants" under "-- Limitation on Indebtedness", "--Limitation on Restricted Payments", "-- Limitation on Restrictions on Distributions from Restricted Group Members", "-- Limitation on Sales of Assets and Subsidiary Stock" (other than a failure to purchase notes), "-- Limitation on Affiliate Transactions", "-- Limitation on the Sale or Issuance of Capital Stock of Restricted Group Members", "-- Limitation on Liens", "-- Limitation on Sale/Leaseback Transactions" or "-- SEC Reports";

                  (5) the failure by us to comply for 60 days after notice with our other agreements contained in the indenture;

                  (6) Indebtedness of us or any Restricted Group Member is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $25.0 million (the "cross acceleration provision");

                  (7) certain events of bankruptcy, insolvency or reorganization of us or a Significant Restricted Group Member (the "bankruptcy provisions"); or

                  (8) any judgment or decree for the payment of money in excess of $25.0 million is entered against us or a Restricted Group Member, remains outstanding for a period of 60 consecutive days following such judgment and is not discharged, waived or stayed (the "judgment default provision");

However, a default under clauses (4), (5) and (8) will not constitute an Event of Default until the trustee or the holders of 25% in principal amount of the outstanding notes notify us of the default and we do not cure such default within the time specified after receipt of such notice.

         If an Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding notes may declare the principal of and accrued but unpaid interest on all the notes to be due and payable (collectively, the "Default Amount"). Upon such a declaration, the Default Amount shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization occurs and is continuing, the Default Amount on all the notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders of the notes. Under certain circumstances, the holders of a majority in principal amount of the outstanding notes may rescind any such acceleration with respect to the notes and its consequences.

         Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default under the indenture occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of a note may pursue any remedy with respect to the indenture or notes unless:

                  (1) such holder has previously given the trustee notice that an Event of Default is continuing;

                  (2) holders of at least 25% in principal amount of the outstanding notes have requested the trustee to pursue the remedy;

                  (3) such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

                  (4) the trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

                  (5) holders of a majority in principal amount of the outstanding notes have not given the trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of the notes or that would involve the trustee in personal liability.

         If a Default under the indenture occurs, is continuing and is known to the trustee, it must mail to each holder of the notes notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any note, the trustee may withhold notice if and so long as a committee of its trust officers determines that withholding notice is not opposed to the interest of the holders of the notes. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default under the indenture that occurred during the previous year. We are required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute certain Defaults, their status and what action we are taking or proposes to take in respect thereof.

Amendments and Waivers

         Subject to certain exceptions, the indenture may be amended with the consent of the holders of a majority in principal amount of the notes then outstanding (including consents obtained in connection with a tender offer or exchange for the notes) and any past default or compliance with any provisions may also be waived with the consent of the holders of a majority in principal amount of the notes then outstanding. However, without the consent of each holder of an outstanding note affected thereby, an amendment may not, among other things:

                  (1) reduce the amount of notes whose holders must consent to an amendment;

                  (2) reduce the rate of or extend the time for payment of interest on any note;

                  (3) reduce the principal of or extend the Stated Maturity of any note;

                  (4) reduce the amount payable upon the redemption of any note or change the time at which any note may be redeemed as described under "--Optional Redemption";

                  (5) make any note payable in money other than that stated in the note;

                  (6) impair the right of any holder of the notes to receive payment of principal of and interest on such holder's notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's notes;

                  (7) make any change in the amendment provisions which require each holder's consent or in the waiver provisions; or

                  (8) make any change in the ranking or priority of any note that would adversely affect the Noteholders.

         Notwithstanding the preceding, without the consent of any holder of the notes, we and the trustee may amend the indenture:

                  (1) to cure any ambiguity, omission, defect or inconsistency;

                  (2) to provide for the assumption by a successor corporation of our obligations under the indenture;

                  (3) to provide for uncertificated notes in addition to or in place of certificated notes (provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the
Code);

                  (4) to add guarantees with respect to the notes or to secure the notes;

                  (5) to add to the covenants for the benefit of the holders of the notes or to surrender any right or power conferred upon us;

                  (6) to make any change that does not adversely affect the rights of any holder of the notes; or

                  (7) to comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act.

         The consent of the holders of notes is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

         After an amendment under the indenture becomes effective, we are required to mail to holders of the notes a notice briefly describing such amendment. However, the failure to give such notice to all holders of the notes, or any defect therein, will not impair or affect the validity of the amendment.

Transfer

         The notes will be issued in registered form and will be transferable only upon the surrender of the notes being transferred for registration of transfer. We may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.

Defeasance

         At any time, we may terminate all of our obligations under the notes and the indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes.

         In addition, at any time we may with respect to the notes terminate our obligations that are described under "-- Change of Control" and under the covenants described under "-- Certain Covenants" (other than the covenant described under "-- Merger and Consolidation"), the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Restricted Group Members and the judgment default provision described under "-- Defaults" above and the limitations contained in clauses (3) and (4) under "-- Certain Covenants-- Merger and Consolidation" above ("covenant defeasance").

         We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the notes may not be accelerated because of an Event of Default with respect thereto. If we exercise our covenant defeasance option, payment of the notes may not be accelerated because of an Event of Default specified in clause (4), (6), (7) (with respect only to Significant Restricted Group Members) or (8) under "-- Defaults" above or because of our failure to comply with clauses (3) and (4) under "-- Certain Covenants -- Merger and Consolidation" above.

         In order to exercise either of our defeasance options with respect to the notes, we must irrevocably deposit in trust (the "defeasance trust") with the trustee money or U.S. Government Obligations for the payment of principal and interest on the notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the trustee of an Opinion of Counsel to the effect that holders of the notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

         Notwithstanding the foregoing, we may not exercise either our legal defeasance option or our covenant defeasance option so long as any loans are outstanding under the Lucent facility or any commitments to make loans thereunder remain in effect.

Concerning the trustee

         United States Trust Company of New York is to be the trustee under the indenture. We also have appointed United States Trust Company of New York as registrar and paying agent with regard to the notes.

         The indenture contains certain limitations on the rights of the trustee, should it become a creditor of us, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; provided, however, if it acquires any conflicting interest it must either eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

         The Holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. If an Event of Default under the indenture occurs (and is not cured), the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any Holder of the notes, unless such Holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the indenture.

No personal liability of directors, officers, employees and stockholders

         None of our directors, officers, employees, incorporators or stockholders will have any liability for any of our obligations under the notes or the indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of the notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. Such waiver and release may not be effective to waive liabilities under the U.S. Federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing law

         The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

Certain definitions

         "Acquired Indebtedness" means Indebtedness of an entity outstanding on the date on which an interest in such entity is acquired, by merger or otherwise (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such entity was acquired).

          "Affiliate" of any specified Person means:

                  (1) any other Person, directly or indirectly, controlling or controlled by; or

                  (2) under direct or indirect common control with such specified Person.

For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the covenants described under "--Certain Covenants--Limitation on Restricted Payments", "--Certain Covenants--Limitation on Affiliate Transactions" and "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock" only, "Affiliate" shall also mean any beneficial owner (other than Credit Suisse First Boston Private Equity Division and any Affiliate of Credit Suisse First Boston Private Equity Division) of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of Winstar Communications, Inc. or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

         "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by Winstar Communications, Inc. or any Restricted Group Member, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of:

                  (1) any shares of Capital Stock of a Restricted Group Member (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than Winstar Communications, Inc. or a Restricted Group Member);

                  (2) all or substantially all the assets of any division or line of business of Winstar Communications, Inc. or any Restricted Group Member; or

                  (3) any other assets of Winstar Communications, Inc. or any Restricted Group Member outside of the ordinary course of business of Winstar Communications, Inc. or such Restricted Group Member (other than, in the case of clauses (1), (2) and (3):

                           (A) a disposition by a Restricted Group Member to
Winstar Communications, Inc. or by Winstar Communications, Inc. or a Restricted Group Member to a Restricted Group Member;

                           (B) for purposes of the covenant described under
"--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock" only, a disposition that constitutes a Restricted Payment permitted by the covenant described under "--Certain Covenants--Limitation on Restricted Payments" or a Permitted Investment;

                           (C) for purposes of the covenant described under
"--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock" only, a sale of shares of Capital Stock of an Unrestricted Subsidiary for Fair Market Value;

                           (D) for purposes of the covenant described under
"--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock" only, a disposition of Receivables in a Qualified Receivables Transaction; and

                           (E) a disposition of assets with a fair market value
of less than $250,000 in a single transaction or series of related transactions).

         "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

         "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

                  (1) the sum of the products of numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by

                  (2) the sum of all such payments.

         "Board of Directors" means the Board of Directors of Winstar Communications, Inc. or any committee thereof duly authorized to act on behalf of such Board.

         "Business Day" means each day which is not a Legal Holiday.

         "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

         "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Consolidated Interest Expense" means, for any period, the total interest expense of Winstar Communications, Inc. and its Restricted Group Members (including the total interest expense of unconsolidated Permitted International Joint Ventures), plus, to the extent not included in such total interest expense, and to the extent incurred by Winstar Communications, Inc. or its Restricted Group Members, without duplication:

                  (1) interest expense attributable to capital leases and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction;

                  (2) amortization of debt discount and debt issuance cost;

                  (3) capitalized interest;

                  (4) non-cash interest expenses;

                  (5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

                  (6) net payments pursuant to Hedging Obligations;

                  (7) Preferred Stock dividends in respect of all Preferred Stock of Restricted Group Members held by Persons other than Winstar Communications, Inc. or a Restricted Group Member (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of the issuer of such Preferred Stock);

                  (8) interest incurred in connection with Investments in discontinued operations;

                  (9) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) Winstar Communications, Inc. or any Restricted Group Member; and

                  (10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than Winstar Communications, Inc.) in connection with Indebtedness Incurred by such plan or trust;

excluding, however, a portion of any such interest expense or other item listed in clauses (1) through (10) above to the extent included therein solely as an expense or other item of an unconsolidated Permitted International Joint Venture and equal to the Third Party Ownership Interest in such Permitted International Joint Venture.

         "Consolidated Leverage Ratio" as of any date of determination means the ratio of (x) the aggregate amount of Indebtedness of Winstar Communications, Inc. and its Restricted Group Members as of such date of determination to (y) EBITDA for the most recent four consecutive fiscal quarters ending at least 45 days prior to such date of determination (the "Reference Period"); provided, however, that:

                  (1) if the transaction giving rise to the need to calculate the Consolidated Leverage Ratio is an Incurrence of Indebtedness, the amount of such Indebtedness shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of the Reference Period;

                  (2) if Winstar Communications, Inc. or any Restricted Group Member has repaid, repurchased, defeased or otherwise discharged any Indebtedness that was outstanding as of the end of such fiscal quarter or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged on the date of the transaction giving rise to the need to calculate the Consolidated Leverage Ratio (other than, in each case, Indebtedness Incurred under any revolving credit agreement), the aggregate amount of Indebtedness shall be calculated on a pro forma basis and EBITDA shall be calculated as if Winstar Communications, Inc. or such Restricted Group Member had not earned the interest income, if any, actually earned during the Reference Period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

                  (3) if since the beginning of the Reference Period Winstar Communications, Inc. or any Restricted Group Member shall have made any Asset Disposition, the EBITDA for the Reference Period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for the Reference Period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for the Reference Period;

                  (4) if since the beginning of the Reference Period Winstar Communications, Inc. or any Restricted Group Member (by merger or otherwise) shall have made an Investment in any Restricted Group Member (or any Person which becomes a Restricted Group Member) or an acquisition of assets which constitutes all or substantially all of a business or one or more operating units of a business, EBITDA for the Reference Period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of the Reference Period; and

                  (5) if since the beginning of the Reference Period any Person that subsequently became a Restricted Group Member or was merged with or into Winstar Communications, Inc. or any Restricted Group Member since the beginning of such Reference Period shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by Winstar Communications, Inc. or a Restricted Group Member during the Reference Period, EBITDA for the Reference Period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of the Reference Period.

         "Consolidated Net Income" means, for any period, the net income (or loss) of Winstar Communications, Inc. and its consolidated Restricted Group Members and (without duplication) Winstar Communications, Inc.'s equity in the net income (or loss) of any unconsolidated Permitted International Joint Ventures; provided, however, that there shall not be included in such Consolidated Net Income:

                  (1) any net income (or loss) of any Person (other than Winstar Communications, Inc.) if such Person is not a Restricted Group Member, except that:

                           (A) subject to the exclusions contained in clauses
(4) and (7) below, Winstar Communications, Inc.'s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to Winstar Communications, Inc. or a Restricted Group Member as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Group Member, to the limitations contained in clause (3) below); and

                           (B) Winstar Communications, Inc.'s equity in a net
loss of any such Person for such period shall be included in determining such Consolidated Net Income;

                  (2) any net income (or loss) of any Person acquired by Winstar Communications, Inc., a Subsidiary or a Permitted International Joint Venture in a pooling of interests transaction for any period prior to the date of such acquisition;

                  (3) any net income (or loss) of any Restricted Group Member if such Restricted Group Member is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Group Member, directly or indirectly, to Winstar Communications, Inc., except that:

                           (A) subject to the exclusions contained in clauses
(4) and (7) below, Winstar Communications, Inc.'s equity in the net income of any such Restricted Group Member for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed or capable of being distributed by such Restricted Group Member during such period to Winstar Communications, Inc. or another Restricted Group Member as a dividend or other distribution

(subject, in the case of a dividend or other distribution paid to another Restricted Group Member, to the limitation contained in this clause); and

                           (B) Winstar Communications, Inc.'s equity in a net
loss of any such Restricted Group Member for such period shall be included in determining such Consolidated Net Income;

                  (4) any gain (or loss) realized upon the sale or other disposition of any assets of Winstar Communications, Inc., its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

                  (5) extraordinary gains or losses;

                  (6) the cumulative effect of a change in accounting principles after the Issue Date; and

                  (7) to the extent not otherwise excluded in accordance with GAAP, the net income (or loss) of any unconsolidated Permitted International Joint Venture in an amount that corresponds to the Third Party Ownership Interest in the income of such Permitted International Joint Venture on the last day of such period.

         Notwithstanding the foregoing, for the purposes of the covenant described under "Certain Covenants--Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of the Investments or return of capital to Winstar Communications, Inc. or a Restricted Group Member to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(D) thereof.

         "Currency Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values.

         "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

         "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

                  (1) matures or is mandatorily redeemable (other than for Capital Stock that is not Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

                  (2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

                  (3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the ninety-first day after the Stated Maturity of the notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the ninety-first day after the Stated Maturity of the notes shall not constitute Disqualified Stock if:

                  (1) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the notes and described under "-- Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock" and "Change of Control"; and

                  (2) any such requirement only becomes operative after compliance with such terms applicable to the notes, including the purchase of any notes tendered pursuant thereto.

         "EBITDA" for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net
Income:

                  (1) all income tax expense of Winstar Communications, Inc. and its consolidated Restricted Group Members; provided, however, that a portion of the income tax expense of an unconsolidated Permitted International Joint Venture equal to the percentage of the net income (net loss) of such Permitted International Joint Venture allocated to Winstar Communications, Inc. and its Restricted Subsidiaries in accordance with GAAP shall be included in EBITDA regardless of whether deducted in calculating Consolidated Net Income;

                  (2) Consolidated Interest Expense; provided, however, that the portion of Consolidated Interest Expense attributable to an unconsolidated Permitted International Joint Venture shall be included in EBITDA regardless of whether deducted in calculating Consolidated Net Income;

                  (3) depreciation and amortization expense of Winstar Communications, Inc. and its consolidated Restricted Group Members (excluding amortization expense attributable to a prepaid operating activity item that was paid in cash in a prior period); provided, however, that a portion of the depreciation and amortization expense of an unconsolidated Permitted International Joint Venture equal to the percentage of the net income (net loss) of such Permitted International Joint Venture allocated to Winstar Communications, Inc. and its Restricted Subsidiaries in accordance with GAAP shall be included in EBITDA regardless of whether deducted in calculating Consolidated Net Income; and

                  (4) all other non-cash charges of Winstar Communications, Inc. and its consolidated Restricted Group Members (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period); provided, however, that a portion of all other non-cash charges of an unconsolidated Permitted International Joint Venture equal to the percentage of the net income (net loss) of such Permitted International Joint Venture allocated to

Winstar Communications, Inc. and its Restricted Subsidiaries in accordance with GAAP shall be included in EBITDA regardless of whether deducted in calculating Consolidated Net Income;

in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Group Member shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Group Members was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to Winstar Communications, Inc. by such Restricted Group Members without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Group Members or its stockholders.

         "Eligible Receivables" means, at any time, Receivables of Winstar Communications, Inc. and its Restricted Subsidiaries, as evidenced on the most recent monthly consolidated balance sheet of Winstar Communications, Inc., arising in the ordinary course of business of Winstar Communications, Inc. or any Restricted Subsidiary.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Existing Subordinated Notes" means the 10% Senior Subordinated Notes due 2008 of Winstar Communications, Inc., the 15% Senior Subordinated Deferred Interest Notes due 2007 of Winstar Communications, Inc. and the 11% Senior Subordinated Deferred Interest Notes due 2008 of Winstar Communications, Inc.

         "Fair Market Value" means, with respect to any Property (other than cash), the price that could be negotiated in an arm's-length free market transaction for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Unless otherwise specified, (1) in the case of items with a Fair Market Value in excess of $1,000,000 but less than or equal to $12.5 million, Fair Market Value shall be determined by the chief financial officer or treasurer of Winstar Communications, Inc. acting in good faith and, if such Fair Market Value is in excess of $2.0 million, shall be evidenced by an Officers' Certificate and (2) in the case of items with a Fair Market Value in excess of $12.5 million, Fair Market Value shall be determined by the Board of Directors acting in good faith and shall be evidenced by a resolution of the Board of Directors.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in:

                  (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

                  (2) statements and pronouncements of the Financial Accounting Standards Board;

                  (3) such other statements by such other entity as approved by a significant segment of the accounting profession; and

                  (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

         "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

                  (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

                  (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

         "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

         "Holder" or "Noteholder" means the Person in whose name a note is registered on the Registrar's books.

         "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Group Member (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Group Member. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

         "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

                  (1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

                  (2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

                  (3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

                  (4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bank guarantee, banker's acceptance, surety bond or performance bond;

                  (5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary or Restricted Group Member of such Person, the principal amount of such Preferred Stock to be determined in accordance with the indenture (but excluding, in each case, any accrued dividends);

                  (6) all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

                  (7) all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets and the amount of the obligation so secured; and

                  (8) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

                  The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided, however, that the amount of Indebtedness of any unconsolidated Permitted International Joint Venture shall be reduced by an amount that corresponds to the Third Party Ownership Interest in such Permitted International Joint Venture.

         "Interest Rate Agreement" means, in respect of a Person, any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates.

         "Investee" means any Person (other than Winstar Communications, Inc. or any Restricted Group Member) in which Winstar Communications, Inc. or any Restricted Group Member has an Investment.

         "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as Receivables on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person.

         For purposes of the definitions of "Unrestricted Subsidiary", "Restricted Payment" and "Permitted International Joint Venture", and for purposes of the covenants described under "--Certain Covenants--Limitation on Restricted Payments" and "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock":

                  (1) "Investment" shall include the portion (proportionate to Winstar Communications, Inc.'s equity interest in such Subsidiary or other entity) of the Fair Market Value of the net assets of any (A) Subsidiary of Winstar Communications, Inc. at the time that such Subsidiary is designated an Unrestricted Subsidiary or (B) Permitted International Joint Venture at the time that such entity is designated an Investee; provided, however, that if any Permitted International Joint Venture shall cease to satisfy the definition of "Permitted International Joint Venture" and is not designated as a Restricted Subsidiary or an Unrestricted Subsidiary, it shall be deemed to have been designated as an Investee; provided further, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary or such Investee as a Permitted International Joint Venture, Winstar Communications, Inc. shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary or Investee, as applicable, equal to an amount (if positive) equal to (A) Winstar Communications, Inc.'s "Investment" in such entity at the time of such redesignation less (B) the portion (proportionate to Winstar Communications, Inc.'s equity interest in such entity) of the Fair Market Value of the net assets of such entity at the time of such redesignation; and

                  (2) any property transferred to or from an Unrestricted Subsidiary or Investee shall be valued at its Fair Market Value at the time of such transfer.

         "Issue Date" means April 10, 2000.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

         "Marketable Securities" means, with respect to any Asset Disposition, any readily marketable equity securities of a corporation whose primary business is the Telecommunications Business that are (i) traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market and (ii) issued by a corporation having a total equity market capitalization of not less than $250.0 million; provided, however, that the excess of (A) the aggregate amount of securities of any one such corporation held by Winstar Communications, Inc. and any Restricted Group Member over (B) 20 times the average daily trading volume of such securities during the 20 immediately preceding trading days shall be deemed not to be Marketable Securities, as determined on the date of the contract relating to such Asset Disposition.

         "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form), in each case net of:

                  (1) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

                  (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

                  (3) all distributions and other payments required to be made to minority interest holders in Restricted Group Members as a result of such Asset Disposition; and

                  (4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by Winstar Communications, Inc. or any Restricted Group Member after such Asset Disposition.

         "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

         "Office.com" means Office.com Inc. and its successors.

         "Permitted Credit Facility" means one or more credit agreements, loan agreements, lease agreements, commercial paper facilities, Receivables facilities or similar facilities, secured or unsecured, providing for revolving credit loans, term loans, sales of receivables or letters of credit, entered into from time to time by Winstar Communications, Inc. or its Restricted Group Members, and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified, restated or replaced from time to time. A Vendor Financing that otherwise satisfies the foregoing definition will also constitute a Permitted Credit Facility.

         "Permitted Holders" means William J. Rouhana, Jr. (or in the event of his incompetence or death, his estate, heirs, executor, administrator, committee or other personal representative (collectively, "heirs")) or any Person controlled, directly or indirectly, by William J. Rouhana, Jr. or his heirs.

         "Permitted International Joint Venture" means any entity (other than a Subsidiary of Winstar Communications, Inc.) all or substantially all of whose business is outside the U.S. and that (i) based on a determination of the Board of Directors, Winstar Communications, Inc. has, directly or indirectly, the requisite control over such entity to prevent it from Incurring Indebtedness, or taking any other action at any time, in contravention of any of the provisions of the indenture that apply to a Permitted International Joint Venture, (ii) Winstar Communications, Inc. or a Restricted Subsidiary owns at least 33 1/3% of the Voting Stock of such entity and the Third Party Ownership Interest of such entity does not exceed 66 2/3%, (iii) such entity is engaged primarily in aspects of the Telecommunications Business directly related to Winstar Communications, Inc.'s business and (iv) Winstar Communications, Inc. has designated such entity as a Permitted International Joint Venture pursuant to a resolution of the Board of Directors.

         Any such designation by the Board of Directors shall be evidenced to the trustee by promptly filing with the trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions. The Board of Directors may designate any Permitted International Joint Venture to no longer be a Permitted International Joint Venture and to be treated as an Investee; provided, however, that such designation would be permitted under the covenant described under "--Certain Covenants--Limitation on Restricted Payments". Any such designation by the Board of Directors shall be evidenced to the trustee by promptly filing with the trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

         "Permitted Investment" means an Investment by Winstar Communications, Inc. or any Restricted Group Member in:

                  (1) Winstar Communications, Inc., a Restricted Group Member or a Person that will, upon the making of such Investment, become a Restricted Group Member; provided, however, that the primary business of such Restricted Group Member is the Telecommunications Business;

                  (2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, Winstar Communications, Inc. or a Restricted Group Member; provided, however, that such Person's primary business is the Telecommunications Business;

                  (3) cash and Temporary Cash Investments;

                  (4) Receivables owing to Winstar Communications, Inc. or any Restricted Group Member;

                  (5) Capital Stock of customers of Winstar Communications, Inc. or any Restricted Group Member received in exchange for products and services provided in the ordinary course of business; provided, however, that the value of such products and services (calculated as the consideration received by Winstar Communications, Inc. or such Restricted Group Member for such products and services in a comparable arm's-length transaction) shall not exceed $50.0 million during each successive 12-month period following the Issue Date;

                  (6) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

                  (7) loans or advances to employees made in the ordinary course of business consistent with past practices of Winstar Communications, Inc. or such Restricted Group Member or as part of a compensation scheme approved by the Board of Directors in an amount not to exceed $5.0 million at any one time outstanding;

                  (8) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to Winstar Communications, Inc. or any Restricted Group Member or in satisfaction of judgments or settlement of claims or disputes;

                  (9) shares of Capital Stock of an Unrestricted Subsidiary; provided, however, that such shares are being acquired from Winstar Communications, Inc. or a Restricted Group Member; and

                  (10) any Person to the extent such Investment represents the non-cash portion (other than Marketable Securities) of the consideration received for an Asset Disposition as permitted pursuant to the covenant described under "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock".

         "Permitted Liens" means, with respect to any Person:

                  (1) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent or similar operational requirements, in each case Incurred in the ordinary course of business;

                  (2) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Winstar Communications, Inc. in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by Winstar Communications, Inc. or any Restricted Group Member to provide collateral to the depository institution;

                  (3) Liens for taxes not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded; provided, however, that such Person has created a reserve or other appropriate provision therefor as may be required by GAAP;

                  (4) Liens in favor of issuers of letters of credit, bank guarantees, bankers' acceptances, surety bonds, bid bonds and performance bonds issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that the Indebtedness in respect thereto is permitted to be Incurred by the covenant described under "--Certain Covenants--Limitation on Indebtedness";

                  (5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

                  (6) Liens to secure Indebtedness permitted under the provisions described in clauses (1), (5), (8) (but with respect to such clause
(8) only to the extent such Indebtedness constitutes Refinancing Indebtedness of Purchase Money Indebtedness) and (10) of paragraph (b), under "--Certain Covenants--Limitation on Indebtedness"; provided, however, that any such Liens securing Indebtedness (other than Indebtedness pursuant to a Permitted Credit Facility) described in clause (5) (or Refinancing Indebtedness thereof) of such paragraph (b) may not extend to any property owned by Winstar Communications, Inc. or any of the Restricted Group Members other than the property acquired with the proceeds from Indebtedness Incurred under such clause (5) and the proceeds therefrom;

                  (7) Liens existing on the Issue Date;

                  (8) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person or a Permitted International Joint Venture; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Group Members (other than assets and property affixed or appurtenant thereto);

                  (9) Liens on property at the time such Person or any of its Subsidiaries or Permitted International Joint Ventures acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Group Members (other than assets and property affixed or appurtenant thereto);

                  (10) Liens in favor of Winstar Communications, Inc. or any Restricted Group Member on any property other than property of Winstar Communications, Inc.;

                  (11) Liens securing Hedging Obligations consisting of (A) Interest Rate Agreements or Currency Agreements directly related to Indebtedness that is, and is permitted to be incurred under the indenture or (B) Currency Agreements used to hedge non-U.S. dollar currency exposures of Winstar Communications, Inc. and its Restricted Group Members, entered into in accordance with customary industry practices for companies in the Telecommunications Business with international operations and not for purposes of speculation, in each case secured by a Lien on the same property securing such Hedging Obligations;

                  (12) Liens incurred in the ordinary course of business of Winstar Communications, Inc. or any of its Restricted Group Members with respect to obligations that do not exceed $10.0 million at any one time outstanding; provided, however, that

                           (A) such obligations are not Incurred in connection
with the borrowing of money; and

                           (B) such Liens do not in the aggregate materially
detract from the value of the property or materially impair the use thereof in the operation of business by Winstar Communications, Inc. or such Restricted Group Member;

                  (13) Liens on the Capital Stock of an Unrestricted Subsidiary; and

                  (14) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (7), (8) or (9); provided, however, that:

                           (A) such new Lien shall be limited to all or part of
the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

                           (B) the Indebtedness secured by such Lien at such
time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (7), (8) or (9) at the time the original Lien became a Permitted Lien and (y) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such refinancing, refunding, extension, renewal or replacement.

For purposes of this definition, the term "Indebtedness" shall be deemed to include interest, fees and other amounts due on such Indebtedness.

         "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

         "Preferred Stock Exchange Offer" means an offer by Winstar Communications, Inc. to exchange any and all of its Series C Preferred Stock (or the exchange debentures issuable in respect of such Series C Preferred Stock in accordance with its terms) for 12-3/4% senior notes due 2010 and senior discount notes due 2010.

         "principal" of a note means the principal of the note plus the premium, if any, payable on the note which is due or overdue or is to become due at the relevant time.

         "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to the indenture the value of any Property shall be its Fair Market Value.

         "Public Equity Offering" means an underwritten primary public offering of common stock of Winstar Communications, Inc. pursuant to an effective registration statement under the Securities Act.

         "Purchase Money Indebtedness" means Indebtedness (including Capital Lease Obligations, Acquired Indebtedness, mortgage financings and purchase money obligations) Incurred for the purpose of financing all or any part of the cost of construction, installation, acquisition, lease, development or improvement by Winstar Communications, Inc. or any Restricted Group Member of any Telecommunications Assets of Winstar Communications, Inc. or any Restricted Group Member, including any related note, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified or restated from time to time.

         "Qualified Receivables Transaction" means an Incurrence of Indebtedness of Winstar Communications, Inc. or any Restricted Group Member pursuant to either (1) credit facilities secured by Receivables or (2) Receivables purchase facilities.

         "Receivables" means receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right to payment of money and proceeds and products thereof in each case generated in the ordinary course of business.

         "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

         "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of Winstar Communications, Inc. or any Restricted Group Member existing on the Issue Date or Incurred in compliance with the indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

                  (1) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

                  (2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced; and

                  (3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary or a Permitted International Joint Venture that Refinances Indebtedness of Winstar Communications, Inc. or (B) Indebtedness of Winstar Communications, Inc. or a Restricted Group Member that Refinances Indebtedness of an Unrestricted Subsidiary.

         "Restricted Group Member" means collectively each Restricted Subsidiary and each Permitted International Joint Venture.

         "Restricted Payment" with respect to any Person means:

                  (1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), rights to purchase additional Capital Stock (other than Disqualified Stock) for cash and dividends or distributions payable solely to Winstar Communications, Inc. or a Restricted Group Member, and other than pro rata dividends or other distributions made by a Restricted Group Member that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Restricted Group Member that is an entity other than a corporation) or holders of Third Party Ownership Interests);

                  (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of Winstar Communications, Inc. or any direct or indirect parent of Winstar Communications, Inc. held by any Person or of any Capital Stock of a Restricted Group Member held by any Affiliate of Winstar Communications, Inc. (other than a Restricted Group Member), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of Winstar Communications, Inc. that is not Disqualified Stock);

                  (3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of such Person (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition); or

                  (4) the making of any Investment (other than a Permitted Investment) in any Person.

         "Restricted Subsidiary" means any Subsidiary of Winstar Communications, Inc. that is not an Unrestricted Subsidiary.

         "Sale/Leaseback Transaction" means an arrangement relating to property owned by Winstar Communications, Inc. or a Restricted Group Member on the Issue Date or thereafter acquired by Winstar Communications, Inc. or a Restricted Group Member whereby Winstar Communications, Inc. or a Restricted Group Member transfers such property to a Person (other than Winstar Communications, Inc. or a Restricted Group Member) and Winstar Communications, Inc. or a Restricted Group Member leases it from such Person.

         "SEC" means the Securities and Exchange Commission.

         "Secured Indebtedness" means any Indebtedness of Winstar
Communications, Inc. secured by a Lien on property of Winstar Communications, Inc. or any Restricted Group Member.

         "Senior Indebtedness" means:

                  (1) Indebtedness of Winstar Communications, Inc., whether outstanding on the Issue Date or thereafter Incurred; and

                  (2) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Winstar Communications, Inc. to the extent post-filing interest is allowed in such proceeding) in respect of (A) indebtedness of Winstar Communications, Inc. for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which Winstar Communications, Inc. is responsible or liable unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the notes; provided, however, that Senior Indebtedness shall not include:

                  (1) any obligation of Winstar Communications, Inc. to any Subsidiary or Permitted International Joint Venture;

                  (2) any liability for Federal, state, local or other taxes owed or owing by Winstar Communications, Inc.;

                  (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

                  (4) any Indebtedness of Winstar Communications, Inc. (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect to any other Indebtedness or other obligation of Winstar Communications, Inc.; or

                  (5) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the indenture.

         "Series C Preferred Stock" means the Series C 14 1/4% Senior Cumulative Exchangeable Preferred Stock due 2007 of Winstar Communications, Inc. issued and outstanding on the Issue Date.

         "Significant Restricted Group Member" means any Restricted Group Member that would be a "Significant Subsidiary" of Winstar Communications, Inc. within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, assuming for the purpose of this definition that a Permitted International Joint Venture that is not a Subsidiary of Winstar Communications, Inc. is a Subsidiary of Winstar Communications, Inc.

         "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

         "Subordinated Obligation" means any Indebtedness of Winstar Communications, Inc. (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the notes pursuant to a written agreement to that effect.

         "Subsidiary" means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

                  (1) such Person;

                  (2) such Person and one or more Subsidiaries of such Person;
or

                  (3) one or more Subsidiaries of such Person.

         "Telecommunications Assets" means (a) any Property (other than cash, cash equivalents and securities) used in the Telecommunications Business; (b) for purposes of the covenants described under "--Certain Covenants--Limitation on Indebtedness," "--Limitation on Restricted Payments" and "--Limitation on Liens" only, Capital Stock of any Person, or (c) for all other purposes of the indenture, Capital Stock of a Restricted Group Member or a Person that becomes a Restricted Group Member as a result of the acquisition of such Capital Stock by Winstar Communications, Inc. or another Restricted Group Member, in each case, acquired from any Person (other than a Subsidiary of Winstar Communications, Inc. or a Permitted International Joint Venture) in a bona fide transaction; provided, however, that, in the case of clause (b) or (c), such Person is primarily engaged in the Telecommunications Business.

         "Telecommunications Business" means the business of (i) transmitting, or providing services relating to the transmission of, voice, video or data through transmission facilities, (ii) constructing, creating, developing or producing communications networks, related network transmission equipment, software, devices and content for use in a communications or content distribution business, (iii) data center management, computer and application outsourcing, computer systems integration, reengineering of computer software, information services and web hosting and any services related thereto or (iv) evaluating, participating or pursuing any other activity or opportunity that is primarily related to those identified in (i), (ii) or (iii) above or in furtherance thereof, including, without limitation, any business conducted by Winstar Communications, Inc. or any Restricted Group Member on the Issue Date; provided, however, that the determination of what constitutes a Telecommunications Business shall be made in good faith by the Board of Directors.

         "Temporary Cash Investments" means any of the following:

                  (1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

                  (2) investments in time deposit accounts, certificates of deposit, money market deposits, bankers' acceptances and repurchase obligations maturing within 365 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $500,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

                  (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

                  (4) investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation (other than an Affiliate of Winstar Communications, Inc.) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group;

                  (5) investments in securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc.;

                  (6) auction rate preferred stocks of any corporation maturing within 90 days after the date of acquisition rated at least "A" by Standard and Poor's Ratings Group; and

                  (7) any investment in a registered investment company investing exclusively in investments of the types described in clauses (1) through (6).

         "Third Party Ownership Interest" in a Permitted International Joint Venture means a percentage equal to the difference between 100% and the percentage of the net income (net loss) of such Permitted International Joint Venture allocated to Winstar Communications, Inc. and its Restricted Subsidiaries in accordance with GAAP.

         "Unrestricted Subsidiary" means:

                  (1) Office.com;

                  (2) Winstar Credit Corp.;

                  (3) any Subsidiary of Winstar Communications, Inc. that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

                  (4) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary of Winstar Communications, Inc. (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, Winstar Communications, Inc. (other than Capital Stock (other than Disqualified Stock) of Winstar Communications, Inc. contributed to such Unrestricted Subsidiary and promptly transferred by such Unrestricted Subsidiary in exchange for Telecommunications Assets) or any other Subsidiary of Winstar Communications, Inc. that is not a Subsidiary of the Subsidiary to be so designated or is the obligor on any Indebtedness a default on which would result in a default on any Indebtedness of Winstar Communications, Inc. or a Restricted Subsidiary; provided, however, that either (A) the Subsidiary to be so designated has total assets of $10,000 or less or (B) if such Subsidiary has assets greater than $10,000, such designation would be permitted under the covenant described under "--Certain Covenants--Limitation on Restricted Payments".

         The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (A) the Consolidated Leverage Ratio would be no worse than the Consolidated Leverage Ratio determined immediately prior to such designation, (B) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such designation would, if Incurred at such time, have been permitted to be Incurred at such time for all purposes of the indenture and (C) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the trustee by promptly filing with the trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

         "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

         "Vendor Financing" means any financing or other credit or deferred payment arrangement provided by a supplier, manufacturer or lessor of Telecommunications Assets or any Affiliate thereof.

         "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

         "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by Winstar Communications, Inc. or one or more Wholly Owned Subsidiaries.

                          PLAN OF DISTRIBUTION OF NOTES

                  The notes offered by Lucent or its transferees are to be sold from time to time, in one or more transactions, in whole or in part, pursuant to any of the methods listed in this document. Sales may be made in ordinary brokerage transactions. The commissions payable as a result of such sales will be the regular commissions of brokers for effecting such sales. Additionally, Lucent or its transferees may elect from time to time to offer their notes using the following alternative methods: (1) in privately negotiated transactions directly with purchasers or (2) through underwriters, dealers or agents, who may acquire notes as principal (which persons may then resell the notes), or who may receive compensation in the form of underwriting discounts, commissions, or commissions from the selling noteholders and/or purchasers of the notes for whom they may act as agent. Unless disclosed otherwise in a prospectus supplement or amendment (see below) any sale pursuant to the method described in clause (1) of the preceding sentence will be negotiated directly between the selling noteholder and the purchaser, and no finders or agent will be employed nor any commissions or fees paid.

                  Any offer or sale made pursuant to an alternative method may be made for a fixed price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. Upon notice from a noteholder that he has elected to use an alternative method of an offer or sale, and to the extent required by the Securities Act, a prospectus supplement or amendment will be distributed which will set forth the aggregate principal amount of notes being offered and the terms of the offering, including the name or names of any underwriter, dealers or agent, any discounts, commissions, concessions and other items constituting compensation from the selling noteholders or the purchasers of the notes, any discounts, commissions or concessions allowed or reallowed or paid to dealers and any other material information required by the Securities Act.

                  The selling noteholders and any underwriter, broker, dealer or other agent that participates in the distribution of the notes offered by this document may be deemed to be "underwriters," as that term is defined under the Securities Act or associated rules. Any profit on the sale of the notes by them and any discounts and commissions received by any such underwriter, broker, dealer or any other agent may be deemed to be underwriting discounts and commissions under the Securities Act.

                  We will inform the selling noteholders that the anti-manipulative rules contained in Regulation M under the Exchange Act may apply to their sales in the market and of the requirement for delivery of this document in connection with any sale of notes offered by this document. All expenses of registration and delivery incurred in connection with the offering being made of this document are being borne by us, but any brokerage commissions incurred by a selling noteholder will be borne by such noteholder.


                  Selling Stockholders and Plan of Distribution



         This prospectus relates to the resale by the selling stockholders named below of the shares of our common stock listed below. All of the shares being registered under the registration statement of which this prospectus forms a part are being so registered under registration rights granted by us to the selling stockholders. None of the selling stockholders have had a material relationship with us or any of our predecessors or affiliates within the past three years, except as described in the footnotes below or otherwise in this prospectus.

                                                                         Beneficial Ownership                  Number of
                                                                          of Common Stock as               Shares of Common
Name of Selling Stockholder                                                of June 20, 2000                Stock to be Sold
---------------------------                                                ----------------                ----------------
James T. Fang                                                                   105,621(1)                     105,621(1)
Edward Fang                                                                     127,406(1)                     127,406(1)
John W.F. Faber                                                                  43,343(1)(2)                   43,343(1)(2)
WAM!NET, Inc.                                                                 1,071,429(1)                   1,071,429(1)
Robert J. Stein                                                                   3,213(1)                       3,213(1)
Daniel German                                                                     3,213(1)                       3,213(1)
Shipley Raidy Capital Partners, PS Trust and                                      3,213(1)                       3,213(1)
Savings Plan, F/B/O Kevin J. Raidy
Bozman Partners, LLC                                                              3,213(1)                       3,213(1)
Marc Chafetz                                                                        193(1)                         193(1)
John R. Varney                                                                    3,213(1)                       3,213(1)
The Levy Group Investment Fund, LLC                                               1,607(1)                       1,607(1)
TrimTab Ventures, LLC                                                             1,607(1)                       1,607(1)
Gary Kilgore                                                                      3,213(1)                       3,213(1)
D. Wayne Silby                                                                    3,213(1)                       3,213(1)
Marion S. Ballard                                                                 4,337(1)                       4,337(1)
Sarah E. Chapoton                                                                 3,341(1)                       3,341(1)
Mark E. Teitelbaum                                                                3,213(1)                       3,213(1)
Christine A. Varney                                                               6,425(1)                       6,425(1)
Thomas J. Graham                                                                 82,781(1)                      82,781(1)
Mr. John W. Hechinger, Jr.                                                       20,206(1)(3)                   20,206(1)(3)
The Washington Post                                                               7,334(1)                       7,334(1)
Thomas E. Dailey                                                                  3,127(1)                       3,127(1)
Thomas M. Walkley                                                                 1,607(1)                       1,607(1)
Ted S. and Carol R. Levy                                                          3,213(1)                       3,213(1)
Evelyn S. Day                                                                     1,478(1)                       1,478(1)
Paul H. and Patricia A. Bach                                                      2,200(1)                       2,200(1)
Marty Plissner, Solomon Smith Barney, Rollover IRA Custodian                      1,607(1)                       1,607(1)
C.G. Beltville, LP                                                                1,467(1)                       1,467(1)
Steven H. Gunby                                                                   1,478(1)                       1,478(1)
Joseph E. Robert, Jr.                                                             1,467(1)                       1,467(1)
Caron Capital Associates, LLP                                                     1,467(1)                       1,467(1)
Robert Haft                                                                       3,662(1)                       3,662(1)

                                                                         Beneficial Ownership                  Number of
                                                                          of Common Stock as               Shares of Common
Name of Selling Stockholder                                                of June 20, 2000                Stock to be Sold
---------------------------                                                ----------------                ----------------
Capri Capital, DUS, LLP                                                             602(1)                         602(1)
David M. Gilson                                                                     739(1)                         739(1)
Suzanne Bear                                                                        257(1)                         257(1)
Steve Gustafson                                                                     161(1)                         161(1)
Suzanne King                                                                        836(1)                         836(1)
iXL Enterprises, Inc.                                                             5,140(1)                       5,140(1)
Joseph P. O'Neill                                                                    65(1)                          65(1)
Snickelways Interactive                                                           6,425(1)                       6,425(1)
Kevin P. Varney                                                                   1,607(1)                       1,607(1)
Mary H. Moysey                                                                    4,396(1)                       4,396(1)
Rachel S. Simeone                                                                   296(1)                         296(1)
Ignition Strategic Communications                                                   528(1)                         528(1)
Linda S. Ball                                                                     1,060(1)                       1,060(1)
Cristina F. Egge                                                                  1,607(1)                       1,607(1)
Stephen C. Glass                                                                  3,213(1)                       3,213(1)
Harold R. Hall                                                                    4,819(1)                       4,819(1)
David L. Straub                                                                   3,213(1)                       3,213(1)
Crocker Family Holdings, LLC                                                        193(1)                         193(1)
Martin S. Pinson                                                                    193(1)                         193(1)
Laurel E. Fielding                                                                  643(1)                         643(1)
Stuart J. Yarbrough                                                               2,884(1)                       2,884(1)
Stephen X. Graham                                                                 1,442(1)                       1,442(1)
D. Andrew Hamilton                                                                1,442(1)                       1,442(1)
Frederick R. Adler                                                               16,511(1)                      16,511(1)
Joseph K. Pagano                                                                 16,511(1)                      16,511(1)
Milton Gilbert                                                                    2,108(1)                       2,108(1)



------------------

(1)      The shares were issued in connection with certain acquisitions.



(2) Represents (a) 38,843 shares of common stock held by John W.F. Faber and Joan M. DeMaria Faber, as Trustees of the Faber Family Trust dated June 9, 1997, as amended and (b) 4,500 shares of common stock issuable upon exercise of warrants.



(3) Includes 4,401 shares of common stock held in Mr. Hechinger's IRA account.



Plan of distribution



         The sale or distribution of the securities may be effected directly to purchasers by the selling stockholders or by any donee, pledgee or transferee as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more public or private transactions, including:



         o        block trades;



         o        on any exchange or in the over-the-counter market;



         o in transactions otherwise than on an exchange or in the over-the-counter market;



         o through the writing of put or call options relating to the securities;



         o        the short sales of the securities;



         o        through the lending of such securities;



         o through the distribution of the securities by any selling stockholder to its partners, members or shareholders; or



         o        through a combination of any of the above.

         Any of these transactions may be effected:



         o        at market prices prevailing at the time of sale;



         o        at prices related to such prevailing market prices;



         o        at varying prices determined at the time of sale; or



         o        at negotiated or fixed prices.



         If the selling stockholders effect transactions by selling securities to or through underwriters, brokers, dealers or agents, these underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or purchasers. These discounts may be in excess of those customary for the types of transactions involved.



         The selling stockholders and any brokers, dealers or agents that participate in the distribution of the securities may be deemed to be underwriters. Any profit on the sale of securities by them and any discounts, concessions or commissions received by any of the underwriters, brokers, dealer or agents may be deemed to be underwriting discounts and commissions under the Securities Act.



         Under the securities laws of some states, the securities may be sold in these states only through registered or licensed brokers or dealers. In addition, in some states, the securities may not be sold unless the securities have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.



         Selling stockholders may also resell all or a portion of their securities in open market transactions in reliance upon Rule 144 under the Securities Act. In these cases, they must meet the criteria and conform to the requirements of that rule.



         We will pay all of the costs, expenses and fees incident to the registration, offering and sale of these securities to the public other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify the selling stockholders and any underwriters against certain liabilities, including liabilities under the Securities Act. We will not receive any of the proceeds from the sale of any of the securities by the selling stockholders.


               DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS AND STOCK

Lucent facility

         In May 2000, our subsidiary, WVF-I LLC, entered into a new credit facility with Lucent in an aggregate amount of $2.0 billion. This facility replaced our former facility with Lucent. Up to $1.0 billion of our new Lucent facility is available to us at any one time for the purchase of network equipment and related services. The balance will become available as the first $1.0 billion is refinanced or syndicated. We and WCI Capital Corp., our subsidiary and the borrower under the Bank facility described below, are guarantors of this facility. Amounts borrowed under the facility are secured by a pledge of the equity of WVF-I and any additional or substitute borrower thereunder and by a purchase money security interest in the equipment financed under the Lucent facility.

         Interest on loans under the Lucent facility accrues at rates based on the prime rate or LIBOR, as the borrower under the Lucent facility may elect, plus an applicable margin. Amounts borrowed under the Lucent facility are to be repaid in equal quarterly installments beginning on March 31, 2005 and ending on the maturity of the facility on December 31, 2006. We are to pay an up front commitment fee equal to a specified percentage of the amount borrowed and an unused facility fee equal to a percentage of the unused available commitment.

         At any time that outstanding loans under the Lucent facility exceed $500.0 million, Lucent may request that we refinance such loans. If the loans are not refinanced within a specified period after notice is given, among other potential adjustments, the interest rate on the outstanding loans will be increased by a specified percentage per year. Alternatively, after appropriate notice is given, Lucent and its transferees are entitled under certain circumstances to convert the loans outstanding under the Lucent facility into the notes being offered for resale under this prospectus.

         A portion of the proceeds of certain equity offerings by us are required to be utilized to repay outstanding indebtedness under the Lucent facility. The Lucent facility contains customary covenants restricting or limiting our ability to engage in certain activities, including limitations on debt, liens, investments, restricted payments, transactions with affiliates, asset sales and dispositions and changes in corporate existence. At varying times over the term of the Lucent facility, we are required to meet certain financial, operational and network build out tests.

Bank facility

         In May 2000, our subsidiary, WCI Capital Corp., entered into a $1.15 billion revolving credit and term loan agreement with a group of commercial banks and other financial institutions. This Bank facility provides for a $300.0 million revolving credit facility and two term loans aggregating $850.0 million. We and certain of our subsidiaries are guarantors under the agreement. We have fully drawn down the available loans under the Bank facility and used the proceeds to pay all of the outstanding loans under our former facility with Lucent.

         The Bank facility bears interest at rates based on the prime rate or LIBOR, as the borrower under the Bank facility may elect, plus applicable margins. The revolving line of credit will be reduced beginning on December 31, 2004 and is to be fully paid on March 31, 2007. The term loans are to be repaid in quarterly payments commencing March 31, 2004 and ending on March 31, 2007 in one instance and on September 30, 2007 in the other instance.

         The amounts drawn under the Bank facility are secured by substantially all of our current and future assets and certain of our subsidiaries, excluding assets financed under the Lucent facility described above. The Bank facility contains covenants similar to those governing the Lucent facility described above.

April 2000 notes

         We issued substantially all of our currently outstanding notes in April 2000, as part of a plan of refinancing. The refinancing was comprised of the new Lucent facility and the Bank facility discussed above and the following transactions. We undertook the refinancing in order to simplify our financial structure, provide us with additional capital and increase our operational and financial flexibility.

         Exchange offer


         We issued approximately $362.2 million principal amount of our 12-3/4% senior notes due 2010 and approximately $613.9 million principal amount at maturity ($300.8 million initial principal amount) of our senior discount notes due 2010 in exchange for:


         o 100.0% of our outstanding 15% senior subordinated deferred interest notes due 2007;

         o        96.4% of our outstanding 10% senior subordinated notes due
                  2008; and

         o 99.9% of our outstanding 11% senior subordinated deferred interest notes due 2008.


         We also issued approximately $107.2 million principal amount of our 12-3/4% senior notes due 2010 and approximately $313.0 million principal amount at maturity ($157.3 million initial principal amount) of our senior discount notes due 2010 in exchange for approximately $172.8 million principal amount of the 14-1/4% senior subordinated deferred interest notes due 2007, which had been converted from our then outstanding Series C preferred stock.


         The 12-3/4% senior notes due 2010 are identical in form and terms (other than interest rates) to the notes being offered under this prospectus.

         Cash tender offer

         We purchased for an aggregate of $753.3 million in cash:

         o        96.4% of our outstanding senior discount notes due 2005;

         o        100.0% of our outstanding senior deferred interest notes due
                  2005;

         o 99.8% of the outstanding guaranteed senior secured notes due 2004 of our subsidiary, Winstar Equipment Corp.; and

         o 100.0% of the outstanding guaranteed senior secured notes due 2004 of our subsidiary, Winstar Equipment II Corp.

         Private placement


         We also completed a cash offering of $325.0 million aggregate principal amount of our senior notes due 2008, an additional $168.3 million of our 12-3/4% senior notes due 2010 and (u)200 million aggregate principal amount of our euro-denominated senior notes. The proceeds of this offering, together with additional cash drawn from available funds, were used to partially fund the cash tender offer.



         Series C preferred stock exchange



         As part of the refinancing, we entered into agreements with the holders of over 96.3% of our then outstanding Series C preferred stock to provide for the conversion of that stock into our 14-1/4% senior subordinated deferred interest notes due 2007 and then for the exchange by those holders of such notes for senior notes due 2010 and senior discount notes due 2010. As a result of these transactions, no shares of Series C preferred stock remain outstanding, $172.8 million principal amount of the 14-1/4% senior subordinated notes due 2007 was exchanged for $107.2 million principal amount of senior notes and $313.0 million principal amount at maturity of senior discount notes and $2.2 million principal amount of the 14-1/4% senior subordinated deferred interest notes due 2007 remain outstanding.


         Terms of new notes

         Our notes issued in April 2000 were issued under indentures between us and United States Trust Company of New York, as trustee. The indentures contain the full legal text of the matters described in this section and other matters. The indentures are subject to and governed by the Trust Indenture Act of 1939.


         Principal, Maturity and Interest


         Senior notes due 2008. The senior notes due 2008 will mature on April 15, 2008. Interest on these notes will accrue at the annual rate of 12-1/2% and will be payable semiannually in arrears on April 15 and October 15, commencing on October 15, 2000. We will make each interest payment to the holders of record of the senior notes due 2008 on the immediately preceding April 1 and October 1. We will pay interest on overdue principal at 1% per annum in excess of the above rate and will pay interest on overdue installments of interest at such higher rate to the extent lawful. Interest on the senior notes due 2008 will accrue from the date of original issuance and will be computed on the basis of a 360-day year comprised of twelve 30-day months.

         12-3/4% senior notes due 2010. The 12-3/4% senior notes due 2010 will mature on April 15, 2010. Interest on these notes will accrue at the annual rate of 12-3/4% and will be payable semiannually in arrears on April 15 and October 15, commencing on October 15, 2000. We will make each interest payment to the holders of record of the 12-3/4% senior notes due 2010 on the immediately preceding April 1 and October 1. We will pay interest on overdue principal at 1% per annum in excess of the above rate and will pay interest on overdue installments of interest at such higher rate to the extent lawful. Interest on the 12-3/4% senior notes due 2010 will accrue from the date of original issuance and will be computed on the basis of a 360-day year comprised of twelve 30- day months.

         Senior discount notes due 2010. The senior discount notes due 2010 will mature on April 15, 2010. No cash interest will accrue on the senior discount notes due 2010 prior to April 15, 2005, although, for U.S. Federal income tax purposes, holders will recognize a significant amount of original issue discount, or an original issue discount as it accrues. Interest on the senior discount notes due 2010 will accrue at the annual rate of 14.75% from April 10, 2000. Cash interest on the senior discount notes due 2010 will be payable semiannually in arrears on April 15 and October 15, commencing October 15, 2005. We will make each interest payment to the holders of record of the senior discount notes due 2010 on the immediately preceding April 1 and October 1 computed on the basis of a 360-day year of twelve 30-day months.

         Euro-denominated notes. The principal, maturity and interest terms of the euro-denominated notes are the same as the 12-3/4% senior notes due 2010.

         Optional redemption


         Senior notes due 2008. The senior notes due 2008 are not redeemable prior to maturity.

         12-3/4% senior notes due 2010, senior discount notes due 2010 and euro-denominated notes. Except as set forth below, we will not be entitled to redeem the 12-3/4% senior notes due 2010, the senior discount notes due 2010 or the euro-denominated notes at our option prior to April 15, 2005. On and after April 15, 2005, we will be entitled at our option to redeem all or a portion of these notes upon not less than 30 nor more than 60 days' notice, at the redemption prices, expressed in percentages of principal amount, or in the case of senior discount notes, in percentages of accreted value on the redemption date, plus accrued interest to the redemption date, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the 12-month period commencing on April 15 of the years set forth below:

                                                     12-3/4% senior notes due
                                                    2010 and euro-denominated      Senior discount notes due
         Redemption Period                            notes redemption price         2010 redemption price
         -----------------                            ----------------------         ---------------------
         2005..................................              106.375%                       107.375%
         2006..................................              104.250                        104.917
         2007..................................              102.125                        102.458
         2008 and thereafter...................              100.000                        100.000

         In addition, before April 15, 2003, we may at our option on one or more occasions redeem the 12-3/4% senior notes due 2010, the senior discount notes due 2010 and the euro-denominated notes (including additional notes of each series, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the notes of each series (including additional notes of each series, if any) originally issued at a redemption price, expressed as a percentage of principal amount, or in the case of the senior discount notes due 2010, expressed as a percentage of accreted value, of 112.750%, 114.750% and 112.750% for the 12-3/4% senior notes due 2010, the senior discount notes due 2010 and the euro-denominated notes, respectively, plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more public equity offerings; provided, however, that

         o at least 65% of the aggregate principal amount of 12-3/4% senior notes due 2010, the senior discount notes due 2010 and the euro-denominated notes (including additional notes of each series, if any) remains outstanding immediately after the occurrence of each such redemption, other than 12-3/4% senior notes due 2010, the senior discount notes due 2010 and the euro-denominated notes held, directly or indirectly, by us or our affiliates; and

         o each redemption occurs within 90 days after the closing date of the related public equity offering.

         Selection and notice of redemption


         If we are redeeming less than all of the 12-3/4% senior notes due 2010, senior discount notes due 2010 or euro-denominated notes at any time, the applicable trustee will select 12-3/4% senior notes due 2010, senior discount notes due 2010 or euro-denominated notes, as the case may be, on a pro rata basis, by lot or by such other method as that trustee, in its sole discretion, shall deem to be fair and appropriate.


         We will redeem notes of $1,000 (or (u)1,000 in the case of the euro-denominated notes) or less in whole and not in part. We will cause notices of redemption to be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address.


         If any note is to be redeemed in part only, the notice of redemption that relates to that note shall state the portion of the principal amount to be redeemed. We will issue a note in principal amount equal to the unredeemed portion of the original note in the name of the holder upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.


         No mandatory redemption


         We are not required to make any mandatory redemption or sinking fund payments with respect to the notes issued in April 2000. However, under certain circumstances, we may be required to offer to purchase the notes.


         Ranking



         Senior Indebtedness versus new notes. The indebtedness evidenced by the outstanding notes issued in April 2000 will rank pari passu in right of payment to one another and to all of our senior indebtedness, including any 14% senior discount notes due 2005 not tendered in the tender offer and our guaranty of $323,000 principal amount of Winstar Equipment Corp.'s notes that remain outstanding. As of March 31, 2000, after giving pro forma effect to the exchange offer and consent solicitation, the private placement and the tender offer and consent solicitation which occurred in April 2000, the borrowing of $1.15 billion under the Bank facility, the payment of outstanding debt under our former facility with Lucent, and the Series C preferred stock exchange, our senior indebtedness was approximately $2,771.2 million, of which $1,150.3 million was secured.


         The notes issued in April 2000 are our unsecured obligations. Secured debt and other secured obligations incurred by us from time to time, including obligations with respect to the Lucent facility and the Bank facility will be effectively senior to the outstanding notes to the extent of the value of the assets securing such debt or other obligations.

         Liabilities of subsidiaries versus new notes. We are a holding company. Substantially all our operations are conducted through our subsidiaries. Claims of creditors of our subsidiaries, including trade creditors and creditors holding indebtedness or guarantees issued by our subsidiaries, and claims of preferred stockholders of our subsidiaries generally will have priority with respect to the assets and earnings of our subsidiaries over the claims of our creditors, including holders of the outstanding notes. Accordingly, the notes issued on April 2000 will be effectively subordinated to creditors, including trade creditors, and preferred stockholders, if any, of our subsidiaries.


         At March 31, 2000, after giving effect to the exchange offer, private placement and tender offer consummated in April 2000, the Series C preferred stock transaction, the Bank facility and the repayment of outstanding debt under our the former Lucent facility, our subsidiaries had approximately $1,843.4 million of liabilities (excluding intercompany payables to us and each other), including $1,415.0 million of indebtedness. Although the indentures governing the notes issued in April 2000 limit the incurrence of indebtedness and preferred stock of certain of our subsidiaries, such limitations are subject to a number of significant qualifications. Moreover, the indentures do not impose any limitation on the incurrence by such subsidiaries of liabilities that are not considered indebtedness under the indentures.



         Certain Covenants


         The indentures governing the outstanding notes issued in April 2000 contain covenants that limit our ability to, among other things:

         o        incur additional indebtedness;

         o        create liens;

         o        engage in sale-leaseback transactions;

         o pay dividends or make distributions in respect of our capital stock;

         o        redeem capital stock;

         o make various types of investments and other restricted payments;

         o        sell assets;

         o        issue or sell stock of our restricted subsidiaries; and

         o enter into transactions with stockholders or affiliates or effect a consolidation or merger.

These covenants are subject to important exceptions and qualifications, which are described in detail in the indentures.

         The indentures governing our other notes which were not acquired in the tender offer or the exchange offer were amended to eliminate similar covenants.


         Defaults


         Each of the following would constitute an event of default with respect to the outstanding notes issued in April 2000:

         o a default in the payment of interest on the notes of any series when due, continued for 30 days;

         o a default in the payment of principal of any note of any series when due at its stated maturity, upon optional redemption, upon required purchase, upon declaration or otherwise;

         o the failure by us to comply with our obligations respecting merger and consolidation transactions;

         o certain events of bankruptcy, insolvency or reorganization of ours or to certain of our subsidiaries;


         o indebtedness of us or certain of our subsidiaries that is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such indebtedness unpaid or accelerated exceeds $25.0 million (the "cross acceleration provision");


         o any judgment or decree for the payment of money in excess of $25.0 million is entered against us or to certain of our subsidiaries, remains outstanding for a period of 60 consecutive days following such judgment and is not discharged, waived or stayed;

         o the failure by us to comply for 60 days after notice with our other agreements contained in the applicable indenture; or

         o the failure by us to comply for 30 days after notice with any of our obligations with respect to change of control events (other than a failure to purchase the outstanding notes) or with respect to various other covenants.

However, a default under the last three clauses will not constitute an event of default until the applicable trustee or the holders of 25% in principal amount of the outstanding notes of the applicable series notify us of the default and we do not cure the default within the time specified after receipt of such notice.

         Under the indentures governing our other outstanding notes which were not acquired in the tender offer or the exchange offer, as amended, only the first four events listed above will constitute events of default.

         If an event of default occurs and is continuing, the applicable trustee or the holders of at least 25% in principal amount of the outstanding notes of the applicable series may declare the principal or accreted value of and accrued but unpaid interest on all the applicable notes to be due and payable. Upon such a declaration, the default amount shall be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of us occurs and is continuing, the amount due on all the applicable notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the applicable trustee or any holders of such notes. Under certain circumstances, the holders of a majority in principal amount of the outstanding notes may rescind any such acceleration with respect to such notes and its consequences.

Other financings

         Equipment lease financings and credit lines

         Our subsidiaries have entered into certain other financing arrangements and capital leases of equipment, including fiber. As of March 31, 2000, we owed an aggregate of $306.3 million under these financing arrangements.

         Debt placements

         Between October 1995 and March 1998, we issued various series of notes, most of which were reacquired and canceled in the cash tender offer and the exchange offer described above. Such notes that remain outstanding are $8.7 million principal amount at maturity of our 14% senior discount notes due 2005, $7.2 million principal amount of our 10% senior subordinated notes due 2008, $323,000 principal amount of 12-1/2% guaranteed senior secured notes due 2004 issued by our subsidiary, Winstar Equipment Corp., and guaranteed by us and $28,000 principal amount of our 11% senior subordinated deferred interest notes due 2008. As a result of the consent solicitations made in connection with the cash tender offer and the exchange offer, the indentures governing these remaining notes were amended to eliminate most of the restrictive covenants and certain default provisions.


         There also remain outstanding $2.2 million principal amount of our 14-1/4% senior subordinated deferred interest notes due 2007 which were not exchanged for senior notes due 2010 and senior discount notes due 2010 in the Series C preferred stock exchange transaction. In connection with that transaction, the indenture governing these notes was amended to eliminate most of the restrictive covenants and certain default provisions.


Common stock

         Our authorized capital stock includes 200,000,000 shares of common stock, par value $.01 per share. Our board of directors has approved an increase of this amount to 400,000,000 shares subject to stockholder approval at a meeting scheduled for June 28, 2000. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Although we do not currently intend to pay any cash dividends, holders of our common stock are entitled to receive dividends as may be declared by our board of directors. In the event of a liquidation or dissolution, holders of common stock are entitled to share in all assets remaining after payment of liabilities and liquidation preference of our preferred stock.

         Holders of our common stock have no preemptive rights. They also have no rights to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. All of the outstanding shares of common stock are fully paid and nonassessable.

         Our certificate of incorporation:

         o        provides for a board of directors divided into three classes.
                  Each class generally serves for a term of three years with only one class of directors being elected in each year.

         o        provides that directors may be removed with or without cause.
                  Directors may be removed only by an affirmative vote of the holders of at least a majority of our capital stock.

         o requires an affirmative vote of the holders of at least two-thirds of our capital stock to alter, amend or repeal the provisions of our certificate of incorporation relating to specified matters.

         Nominations for our board of directors may be made by our board or by any holder of common stock. A stockholder entitled to vote for the election of directors may nominate a person for election as director only if the stockholder provides written notice of his intent to make a nomination to our Secretary not later than sixty days in advance of the meeting. Our certificate of incorporation and by- laws do not provide for cumulative voting rights. This means that holders of a majority of our capital stock who vote in the election of directors can elect all of the directors and, in such event, the holders of the remaining shares will not be able to elect any of our directors. A special meeting of our stockholders may be called at the request of the holders of at least 10% of our outstanding capital stock entitled to vote generally in all matters.

         Common stock dividend

         In February 2000, we declared a three-for-two stock split, effected in the form of a 50% common stock dividend. The common stock dividend was distributed on March 2, 2000 to holders of record as of the close of business on February 16, 2000. The information in this prospectus gives effect to the common stock dividend.

Preferred stock

         Our certificate of incorporation and the Delaware General Corporation Law gives our board of directors the authority, without stockholder approval, to issue up to 15,000,000 shares of preferred stock. Our board of directors has approved an increase of this amount to 30,000,000 shares, subject to stockholder approval at a meeting scheduled for June 28, 2000. Our board of directors has the authority to fix the following terms with respect to shares of any series of preferred stock:

         o        the designation;

         o        the number of shares;

         o        the dividend rate or rates payable with respect to the shares;

         o the redemption price or prices, if any, and the terms and conditions of any redemption;

         o        the voting rights;

         o any sinking fund provisions for the redemption or purchase of the shares;

         o the terms and conditions upon which the shares are convertible or exchangeable, if they are convertible or exchangeable; and

         o any other relative rights, preferences and limitations pertaining to the series.

         Series A preferred stock

         In February 1997, we sold in a private placement an aggregate of 4,000,000 shares of our Series A preferred stock. Each share of Series A preferred stock has a stated value of $25. Each share entitles the holder to receive dividends from us at a rate per year equal to 6% of the stated value. Dividends accrue and are cumulative from the date of issuance and are payable in arrears on March 31, June 30, September 30 and December 31 of each year. We may, at our election, pay dividends in cash or through the issuance of additional shares of Series A preferred stock.

         The shares of Series A preferred stock are convertible into the number of shares of our common stock equal to the aggregate stated value of the Series A preferred stock being converted by $16.67, subject to adjustment. On February 11, 2002, any shares of Series A preferred stock still outstanding will be automatically converted into shares of our common stock. We may, however, elect to pay cash instead, in an amount equal to the stated value plus all accrued and unpaid dividends.

         The Series A preferred stock ranks senior to our common stock and junior to any other series of our outstanding preferred stock. As of March 31, 2000, there were approximately 4,471,000 shares of Series A preferred stock outstanding.

         Series B preferred stock

         We have a rights agreement under which the holders of our common stock received, as a dividend, preferred stock purchase rights at the rate of one right for each share of our common stock held as of the close of business on July 14, 1997. One right will also attach to each share of our common stock issued after that date. Currently, the rights are not separate from our common stock and are not exercisable. The rights will only separate from our common stock and become exercisable if a person or group acquires 10% or more of our outstanding voting stock, or a person launches a tender or exchange offer that would result in ownership of 10% or more of our outstanding voting stock.

         Each right that is not owned by an acquiring person entitles the holder to buy one one-thousandth of one share of our Series B preferred stock. The rights agreement provides that each right entitles the holder to purchase, for $225, units of Series B preferred stock with a market value of $450. However, if we are involved in a business combination in which we are not the surviving entity, or sell 50% or more of our assets or earning power to another person, then the rights agreement provides that each right entitles the holder to purchase, for $225, shares of the common stock of the acquiring person's ultimate parent having a market value of $450.

         At any time, until ten days following the date on which a person acquires 10% or more of our voting stock, we may redeem all, but not less than all, of the rights for $0.0001 per right. The rights expire in July 2002. The Series B preferred stock will have dividend and liquidation preferences over our common stock, but will be junior to any other series of our preferred stock.





         Series D preferred stock

         On March 17, 1998, we sold an aggregate of $200.0 million of our Series D preferred stock in a private placement.

         Dividends at the rate of 7% per year on the Series D preferred stock are cumulative from the date of issuance and are payable quarterly in arrears on each March 15, June 15, September 15 and December 15 of each year, commencing September 15, 1998. Dividends shall be payable, at our option, in cash, or through the issuance of shares of our common stock.

         Holders of the Series D preferred stock have the option to convert their shares of Series D preferred stock at any time after the issue date into shares of our common stock at a rate of 1.5119 shares of our common stock for each share of Series D preferred stock. This is equivalent to a conversion price of $33.07 for each share of our common stock.

         The Series D preferred stock ranks:

         o senior to all existing and future capital stock that is junior to our Series D preferred stock, including our Series A and Series E preferred stock;


         o equal with our Series F and Series G preferred stock and all future capital stock that is specifically designated by our board of directors as ranking equally with our Series D preferred stock;


         o junior to all future capital stock specifically designated by our board of directors as being senior to our Series D preferred stock; and

         o junior to all of our indebtedness and that of our subsidiaries.

         The Series D preferred stock is not redeemable prior to March 20, 2001. On or after that date, the Series D preferred stock will be redeemable at our option. The Series D preferred stock is subject to mandatory redemption on March 15, 2010, at a redemption price of $50.00 per share, plus accrued and unpaid dividends, if any. Upon the occurrence of a change in control, as defined in the certificate of designations governing the Series D preferred stock, we will be obligated to adjust the conversion price as provided in the certificate of designations.

         Series E preferred stock

         In connection with an acquisition we consummated in August 1998, we issued an aggregate of 75,100 shares of our Series E preferred stock. The Series E preferred stock is non-voting, non-redeemable and does not earn dividends. Each share of Series E preferred stock has a liquidation preference of $59.93 per share. The Series E preferred stock is junior in right to receive distributions in liquidation to all other currently existing preferred stock and any other class of preferred stock authorized in the future unless such new class is expressly made junior or equal to the Series E preferred stock. The holders of the Series E preferred stock may convert their stock into shares of our common stock at the rate of three shares of common stock for two shares of Series E preferred stock at any time and we may require them to do so upon the occurrence of certain conditions.

         Series F preferred stock

         On June 17, 1999, we and a subsidiary of ours sold an aggregate of 300,000 shares of Series F preferred stock for an aggregate purchase price of $300.0 million, less customary discounts and expenses.

         Each share of Series F preferred stock has a liquidation preference of $1,000 and entitles the holder to receive dividends at an annual rate of 7-1/4%, or $72.50, per share. Dividends are payable quarterly on March 15, June 15, September 15 and December 15 of each year to the record holders of the Series F preferred stock as of the close of business on the business day next preceding the date of such dividend payment.

         We have the option to pay dividends in either cash or through the issuance of shares of our common stock. Dividends paid in shares of our common stock will be calculated by dividing the dollar amount of the dividend by 97% of the closing bid price of our common stock on Nasdaq on the fourth trading day prior to the dividend payment date.

         Each share of Series F preferred stock is convertible into shares of our common stock at a conversion rate of 24.2087 shares for each share of Series F preferred stock converted, equivalent to a conversion price of $41.31 per share. We will have the option to convert all of the shares of the Series F preferred stock into common stock if, on or after June 24, 2002, the closing price of our common stock on Nasdaq has equaled or exceeded 130% of the conversion price for at least 20 out of 30 prior consecutive trading days.

         The Series F preferred stock is not redeemable by us prior to June 24, 2002. Thereafter, each share of Series F preferred stock will be redeemable at certain prices, at our option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each holder's registered address.

         The Series F preferred stock ranks:

         o senior to our common stock and our Series A and Series E preferred stock;

         o senior to each class of capital stock which we may create that does not expressly rank senior to, or with the same priority as, our Series F preferred stock;


         o        equal with our Series D and Series G preferred stock;


         o equal with each class of capital stock which we may create that expressly provides that it ranks equally with our Series F preferred stock; and

         o junior to each class of capital stock which we may create that expressly provides that it ranks senior to our Series F preferred stock.

         We may not create or increase the amount of any class or series of capital stock that ranks senior to the Series F preferred stock without the consent of the holders of at least 66-2/3% of the Series F preferred stock. However, we may create or increase the amount of any class of stock that ranks with the same priority as, or junior to, the Series F preferred stock.

         Series G preferred stock

         On February 1, 2000, we and one of our wholly-owned subsidiaries, Winstar Credit Corp., sold an aggregate of 900,000 shares of our Series G preferred stock in a private placement for an aggregate purchase price of $900.0 million. The shares were purchased by Credit Suisse First Boston Equity Partners, L.P., Welsh, Carson, Anderson & Stowe VIII, L.P., Microsoft and certain other purchasers.

         The Series G preferred stock, which votes on an as-converted basis with our common stock, currently represents ownership of approximately 19.3% of our outstanding common shares, 18.1% of our outstanding voting shares, and approximately 13.0% of our fully diluted common shares on a pro forma basis as of December 31, 1999.

         If any cash dividends are paid on our common stock, the holders of our Series G preferred stock will be entitled to receive such cash dividends on an as-converted basis. In addition, the Series G preferred stock pays cumulative dividends at a rate equal to the excess, if any, of 5.75% per year on its liquidation preference over the amount of any regular cash dividends per share of Series G preferred stock that have been paid during the applicable dividend period on our common stock.

         Such dividends will be payable quarterly in arrears on each March 15, June 15, September 15 and December 15 of each year to the record holders of the Series G preferred stock as of each March 1, June 1, September 1 and December 1. If we do not pay such dividends in cash, the amount of such dividends will be added to the liquidation preference of the Series G preferred stock.

         Each share of Series G preferred stock is convertible, at the option of the holder, into shares of our common stock at a conversion price of $45.00 per share, subject to certain adjustments. We will have the option to convert all of the shares of Series G preferred stock into common stock at the conversion price if, on any date after the third anniversary of the date of issuance of the Series G preferred stock, the volume-weighted average trading price of our common stock on Nasdaq for the 20 consecutive trading days immediately prior to such date is at least equal to 155% of the conversion price on such date.

         In the event of any voluntary or involuntary liquidation, dissolution or winding up of our operations before any payment or distribution of our assets are made to the holders of any securities ranking junior to the Series G preferred stock, holders of Series G preferred stock will be entitled to receive an amount per share equal to the greater of:

         o the accreted value of the Series G preferred stock on such date, plus all dividends accrued to such date, whether or not earned or declared, since the end of the previous dividend period; and

         o the amount that would have been payable on the number of shares of common stock into which a share of Series G preferred stock was convertible immediately prior to such date.

Holders of Series G preferred stock will not be entitled to any further payment. If our assets that are distributable among the holders of Series G preferred stock are insufficient to pay in full the preferential amount and liquidating payments on any securities ranking equally with the Series G preferred stock, then such assets will be distributed among the holders of Series G preferred stock and any such equally ranked securities ratably in accordance with the respective amounts that would be payable if all amounts payable thereon were paid in full.

         With respect to dividend rights and rights on liquidation, dissolution and winding up, the Series G preferred stock ranks:

         o senior to our common stock and our Series A and Series E preferred stock;

         o senior to each class of capital stock which we may create that does not expressly rank senior to, or equally with, our Series G preferred stock;


         o        equal with our Series D and Series F preferred stock;


         o equal with each class of capital stock which we may create that expressly provides that it ranks equally with our Series G preferred stock; and

         o junior to each class of capital stock that we may create that expressly provides that it ranks senior to our Series G preferred stock.

         We may not issue any securities that are senior to the Series G preferred stock without the consent of the holders of a majority of the outstanding Series G preferred stock.


         On April 1, 2010, we will be required to redeem all of the outstanding shares of Series G preferred stock. The redemption price per share will be equal to the greater of the accreted value of the Series G preferred stock on such date, plus all dividends accrued to such date whether or not earned or declared, since the most recent dividend payment date and the volume-weighted average trading price per share of our common stock on Nasdaq for the 20 consecutive trading days immediately prior to April 1, 2010 multiplied by the number of shares of common stock into which the Series G preferred stock is convertible on such date. We have the option to pay the redemption price in cash or in shares of common stock. If we elect to pay the redemption price, in whole or in part, in shares of common stock, such shares will be valued at 97% of the volume-weighted average trading price per share of our common stock on Nasdaq for the 20 consecutive trading days immediately prior to April 1, 2010. If we elect to pay the redemption price in shares of common stock, we have agreed to use our best efforts to register such shares under the Securities Act of 1933 prior to the delivery of such shares.


         In the event of a change of control of our holding company, we will make an offer to purchase all outstanding shares of Series G preferred stock at a purchase price ranging from 102% to 108% of the accreted value per share on such date, plus all dividends accrued to such date, whether or not earned or declared, since the end of the previous dividend period. We have the option to pay the change of control amount in cash or shares of common stock. If we elect to pay the applicable change of control amount in shares of common stock, such shares will be valued at the volume-weighted average trading price per share of our common stock on Nasdaq for the 20 consecutive trading days immediately prior to the date the change of control amount is paid. We have agreed to use our best efforts to register such shares prior to the delivery of such shares.


         Each holder of Series G preferred stock will be entitled to vote on all matters and will be entitled to that number of votes equal to the number of shares of common stock into which such holder's shares of Series G preferred stock could be converted on the record date for the determination of stockholders entitled to vote on such matter or, if no such record date is established, on the date such vote is taken or any written consent of shareholders is solicited. In addition, so long as any of the Series G preferred stock is outstanding, the affirmative vote of the holders of a majority of the outstanding shares of Series G preferred stock, voting together as a single class, will be necessary to:


         o amend, alter or repeal any provision of our certificate of incorporation or by-laws so as to adversely affect the Series G preferred stock;

         o issue any additional Series G preferred stock or create, authorize or issue any capital stock that ranks senior, whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise, to the Series G preferred stock; or

         o redeem for cash any junior securities, subject to certain exemptions.

Registrar and Transfer Agent


         Continental Stock Transfer & Trust Company is the registrar and transfer agent for our common stock and our Series A, Series D and Series F preferred stock. Continental is located at 2 Broadway, New York, New York 10004.


             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

         The following is a summary of certain U.S. federal income tax consequences associated with the ownership and disposition of the notes.

         This discussion deals only with notes held as capital assets within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended, and does not deal with special situations, such as those of dealers in securities or currencies, traders in securities that elect to mark to market, financial institutions, life insurance companies, tax-exempt organizations, persons that hold the notes as a hedge or part of a straddle or conversion transaction, or that have a functional currency other than the U.S. dollar, and investors in pass-through entities. It does not describe any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction. This discussion is based upon the provisions of the Code, and regulations, rulings and judicial decisions under the Code as of the date of this filing. At any time and without prior notice, these authorities may be repealed, revoked or modified so as to result in federal income tax consequences different from those discussed below.

         For purposes of this discussion, a U.S. holder is:

         o        a citizen or resident of the United States;

         o a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States or any political subdivision thereof;

         o an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

         o a trust, if a U.S. court can exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

         The term "Non-U.S. holder" means any person other than a U.S. holder. If an entity treated as a partnership for U.S. federal income tax purposes owns a note, the tax treatment of a partner would generally depend upon the status of the partner and upon the activities of the partnership. Partners of partnerships owning notes should consult their tax advisors.

         You should consult your tax advisor concerning the application of U.S. federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdiction, to your particular situation.

         Taxation of interest on notes. A U.S. holder of a note will be required to include interest payable on the note as ordinary income at the time the interest is received or accrues, in accordance with the holder's regular method of tax accounting.

         Market discount. If a U.S. holder purchases a note for an amount that is less than the "revised issue price" of the notes at the time of acquisition, the amount of such difference will be treated as "market discount" for U.S. federal income tax purposes, unless such difference is less than a specified de minimis amount ("de minimis market discount"). The "revised issue price" is the original issue price of the note without regard to any reductions for acquisition premium, less payments other than qualified stated interest. Under the market discount rules, a holder will be required to treat any principal payment on or any gain on the sale, exchange, retirement or other disposition of, notes as ordinary income to the extent of the market discount which has not previously been included in income and is treated as having accrued on such notes at the time of such payment or disposition. If a holder makes a gift of a note, accrued market discount, if any, will be recognized as if such holder had sold such note for a price equal to its fair market value. In addition, the holder may be required to defer, until the maturity of the notes or the earlier disposition of the notes in a taxable transaction, the deduction of a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such notes.

         Any market discount will be considered to accrue on a straight-line basis during the period from the date of acquisition to the maturity date of the notes, unless a holder elects to accrue market discount on a constant interest method. A holder of notes may elect to include market discount in income currently as it accrues (on either a straight-line basis or constant interest method), in which the case rules described above regarding the deferral of interest deductions and ordinary income treatment of gain on disposition will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service.

         Amortized bond premium on the notes. Generally, if the tax basis of a note (generally, the purchase price of the note) held as a capital asset exceeds the amount payable at maturity of the obligation, such excess will constitute amortizable bond premium that the holder may elect, under Section 171 of the Code, to amortize under the constant yield method over the period from its acquisition date to the obligation's maturity date. A holder of a note who elects to amortize bond premium must reduce its tax basis by the amount of the aggregate amortization allowable for amortizable bond premium. Amortizable bond premium will be treated under the Internal Revenue Code as an offset to interest income on the note for U.S. federal income tax purposes. An election to amortize bond premium on a note generally applies to all bonds held by the holder at the beginning of the first taxable year to which the election applies or thereafter acquired, and may not be revoked without the consent of the Internal Revenue Service.

         Elections. A U.S. holder of notes, subject to certain limitations, may elect to include all stated and unstated interest and discount on the notes in gross income under the constant yield method. For this purpose, interest includes de minimis market discount and market discount, as adjusted by any amortizable bond premium or acquisition premium. Any such election, if made in respect of a market discount bond, will constitute an election to include market discount in income currently on all market discount bonds acquired by such U.S. holder on or after the first day of the first taxable year to which the election applies. See "--Market discount." U.S. holders should consult with their tax advisors regarding any tax elections they intend to make with respect to any notes.

         Sale or other disposition. In general, upon the sale, exchange or other disposition (including a redemption) of a note, a U.S. holder will recognize taxable gain or loss equal to the difference between (i) the amount of cash proceeds and the fair market value of any property received (other than any amount representing accrued but unpaid qualified stated interest which will be taxable as ordinary income), and (ii) the holder's adjusted tax basis in the note.

         Except with respect to accrued market discount on the notes, if any, as described above, gain or loss realized on the sale, exchange or other disposition of a note will be capital gain or loss, and will be long-term capital gain or loss if the note is held for more than one year, or short-term capital gain or loss if the note is held for one year or less.

Tax considerations for Non-U.S. holders

         Payments of Interest. Interest that we pay on the notes to a beneficial owner of a note that is a Non-U.S. holder will qualify for the "portfolio interest" exemption and therefore will not be subject to U.S. federal income or withholding tax if such interest is not effectively connected with the conduct of a trade or business within the United States by such Non-U.S. holder and, among other things, (i) such Non-U.S. holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, within the meaning of Section 871(h)(3) of the Internal Revenue Code, (ii) such Non-U.S. holder is not a controlled foreign corporation that is related, directly or indirectly, to Winstar through stock ownership, (iii) such Non-U.S. Holder is not a bank receiving interest described in Section 881(c)(3)(A) of the Internal Revenue Code, and (iv) the certification requirements under Section 871(h) or Section 881(c) of the Internal Revenue Code and the Treasury Regulations thereunder (summarized below) are satisfied.

         Interest on a note that is not effectively connected with the Non-U.S. holder's conduct of a trade or business within the United States and does not qualify as portfolio interest, would generally be subject to United States withholding tax at a flat rate of 30% (or a lower applicable treaty rate). If interest received by a Non-U.S. holder is effectively connected with the conduct of a trade or business within the United States, then the Non-U.S. holder will be subject to U.S. federal income tax on such interest income in essentially the same manner as a U.S. holder and, in the case of a Non-U.S. holder that is a foreign corporation, may also be subject to the branch profits tax.

         Sale, exchange, or disposition. A Non-U.S. holder generally will not be subject to U.S. federal income tax with respect to gain realized on a sale, redemption or other disposition of a note unless (i) the gain is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. holder or, if certain tax treaties apply, is attributable to a U.S. permanent establishment maintained by the Non-U.S. holder, (ii) in the case of a Non-U.S. holder who is a nonresident alien individual, such holder is present in the United States for 183 or more days in the taxable year and certain other requirements are met, or (iii) the Non-U.S. Holder is subject to Internal Revenue Code provisions applicable to certain U.S. expatriates.

         Certification requirements. To satisfy the certification requirements noted above, (i) the beneficial owner of a note must certify, under penalties of perjury, to us or our paying agent that the owner is a Non-U.S. holder and must provide the owner's name and address, and U.S. taxpayer identification number ("TIN"), if any, which certification may be made on IRS Form W-8BEN, or (ii) a securities clearing organization, bank or other financial institution that holds customer securities in the ordinary course of its trade or business (a "Financial Institution") and holds the note on behalf of the beneficial owner must certify, under penalties of perjury, to us or our paying agent that such certificate has been received from the beneficial owner and must furnish the payor with a copy thereof.


         For payments made after December 31, 2000, in the case of notes held by a foreign partnership that is not a withholding foreign partnership, the partnership, in addition to providing an IRS Form W-8IMY, must attach an IRS Form W-8BEN received from each partner.


         If a Non-U.S. holder of a note is engaged in a trade or business in the U.S., and if interest or gain realized on the sale, exchange or other disposition of the note is effectively connected with the conduct of the trade or business (or, if a tax treaty applies, is attributable to a U.S. permanent establishment maintained by the Non-U.S. holder), the Non-U.S. holder, although exempt from U.S. federal withholding tax (provided that certification requirements are met), will generally be subject to regular U.S. federal income tax on the interest or gain in the same manner as if it were a U.S. holder. In lieu of the certificate described above (with respect to non-effectively connected interest), the Non- U.S. holder will be required to provide us or our paying agent with a properly executed IRS Form 4224 (or, after December 31, 2000, a Form W-8ECI) in order to claim an exemption from withholding tax. In addition, if the Non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) on its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

         Non-U.S. holders should consult with their tax advisors regarding U.S. and foreign tax consequences with respect to the ownership and disposition of the notes.

Backup withholding and information reporting

         Backup withholding at a rate of 31% may apply to payments made in respect of, and gross proceeds from the sale, exchange or disposition of, a note to a holder who is not an "exempt recipient" and who fails to provide certain identifying information (such as the holder's TIN) in the manner required. Generally, individuals are not exempt recipients, whereas corporations and certain other entities are exempt recipients. Payments made in respect of a note must be reported to the Internal Revenue Service, unless the holder is an exempt recipient or otherwise establishes an exemption.

         In the case of payments to a Non-U.S. holder of interest on a note, backup withholding and information reporting will not apply if the Non-U.S. holder furnishes a certificate of foreign status on IRS Form W-8BEN, W-8ECI or W-8IMY or otherwise establishes an exemption (provided that neither we nor our paying agent has actual knowledge, or after December 31, 2000, reason to know, that the holder is a U.S. holder or that the conditions of any other exemption are not in fact satisfied).

         In general, backup withholding and information reporting will not apply to a payment of the gross proceeds of a sale of notes effected at a foreign office of a broker. However, payments of the proceeds of a sale of a note to or through a foreign office of a broker that is
(i) a U.S. person, (ii) a controlled foreign corporation, (iii) a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment was effectively connected with the conduct of a trade or business within the U.S. or (iv) with respect to payments made after December 31, 2000, a foreign partnership with certain connections to the U.S., are currently subject to certain information reporting requirements, but not back-up withholding, unless the payee is an exempt recipient or the broker has evidence in its records that the payee is a Non-U.S. holder and no actual knowledge or, after December 31, 2000, reason to know that such evidence is false and certain other conditions are met. Payments of the proceeds of a sale of a note to or through the U.S. office of a broker will be subject to information reporting and backup withholding unless the payee certifies under penalties of perjury as to his or her status as a Non-U.S. holder and satisfies certain other qualifications (and no agent or broker who is responsible for receiving or reviewing such statement has actual knowledge or, after December 31, 2000, reason to know that it is incorrect) and provides his or her name and address or the payee otherwise establishes an exemption.

         Non-U.S. holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a holder of a note will be allowed as a refund or credit against the holder's U.S. federal income tax, if the required information is furnished to the Internal Revenue Service.

         THE FOREGOING SUMMARY IS INCLUDED HEREIN FOR GENERAL INFORMATION ONLY AND DOES NOT DISCUSS ALL ASPECTS OF UNITED STATES FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER OF NOTES IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND INCOME TAX SITUATION. ACCORDINGLY, EACH HOLDER OF THE NOTES SHOULD CONSULT WITH ITS OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO SUCH HOLDER FROM THE OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

                                  LEGAL MATTERS


         The validity of the notes will be passed upon for us by Graubard Mollen & Miller, New York, New York.


                                     EXPERTS

         Our consolidated financial statements for December 31, 1998 and 1999 and for each of the years in the three-year period ended December 31, 1999 have been audited by Grant Thornton LLP, independent certified public accountants, to the extent and for the periods indicated in their reports thereon.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed a registration statement on Form S-3 under the Securities Act of 1933, as amended, with the SEC. This prospectus is part of that registration statement and does not contain all of the information included in the registration statement. For further information about us and our securities, you may refer to the registration statement and its exhibits and schedules as well as the documents described below. You can review and copy these documents at the public reference facilities maintained by the SEC or on the SEC's website as described below.

         We also file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. These documents are also available at the public reference rooms at the SEC's regional offices in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available at the offices of the Nasdaq National Market in Washington, D.C.

         The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference our documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

         o Annual Report on Form 10-K, as amended, for the year ended December 31, 1999;

         o        Quarterly Report on Form 10-Q filed May 15, 2000; and

         o        Current Report on Form 8-K, filed June 1, 2000.

         We will provide any person to whom a prospectus is delivered a copy of any and all of the documents incorporated in this prospectus by reference upon their written or oral request. If you desire any of these documents, please contact us as at Winstar Communications, Inc., 685 Third Avenue, New York, New York, 10017, Attention: Investor Relations, 212-792-9800.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  Other Expenses of Issuance and Distribution

         The estimated expenses in connection with the sale of the securities being registered hereby, are as follows:


SEC registration fee..............................................  $       544,000.00
Legal fees and expenses...........................................          100,000.00
Accounting fees and expenses......................................           50,000.00
Miscellaneous.....................................................           25,000.00
                                                                   -------------------
     Total........................................................  $       719,000.00
                                                                   ===================


ITEM 15.  Indemnification of Directors and Officers

         Our certificate of incorporation provides that all of our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by law.

         Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

         "Section 145. Indemnification of officers, directors, employees and agents; insurance.

         (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (d) Any indemnification under sections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

         (e) Expenses incurred by an officer or director in defending a civil or criminal action, suite or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer, to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

         (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith an in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 16.          Exhibits


Exhibit
Number            Description
------            -----------

4.1               Indenture governing the notes (including exhibits)*

4.2               Conversion Agreement*

5.1               Opinion of Graubard Mollen & Miller*

12.1              Ratio of earnings to fixed charges*

23.1              Consent of Grant Thornton LLP

23.2              Consent of Graubard Mollen & Miller (included in its opinion filed as Exhibit 5.1)*

24                Power of attorney (set forth on signature page)*

25.1              Statement of Eligibility of United States Trust Company of New York on Form T-1*


-------------------

*        Previously filed.

ITEM 17.          Undertakings.

         (a)  The undersigned registrant hereby undertakes:


                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment of this registration statement;


                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (e) The undersigned registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 26th day of June, 2000.


                                        WINSTAR COMMUNICATIONS, INC.


                                        By: /s/ William J. Rouhana, Jr.
                                           -------------------------------------
                                              William J. Rouhana, Jr.
                                              Chairman of the Board of Directors
                                                 and Chief Executive Officer



         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Name                                 Position                                                       Date
----                                 --------                                                       ----

 /s/ William J. Rouhana, Jr.         Chairman of the Board and Chief Executive Officer           June 26, 2000
------------------------------       (principal executive officer)
William J. Rouhana, Jr.


 *                                   President, Chief Operating Officer and Director             June 23, 2000
------------------------------
Nathan Kantor


 /s/ Timothy R. Graham               Executive Vice President,  Secretary and Director           June 26, 2000
------------------------------
Timothy R. Graham

 *                                   Group Executive and Chief Financial Officer                 June 26, 2000
------------------------------       (principal financial officer)
Richard J. Uhl


 *                                   Senior Vice President - Finance (principal                  June 26, 2000
------------------------------       accounting officer)
Joseph P. Dwyer

Name                                 Position                                                       Date
----                                 --------                                                       ----

 *                                   Director                                                    June 26, 2000
------------------------------
Bert W. Wasserman


 *                                   Director                                                    June 26, 2000
------------------------------
William J. vanden Heuvel


 *                                   Director                                                    June 26, 2000
------------------------------
Steven B. Magyar


                                     Director
------------------------------
Hartley R. Rogers

 *                                   Director                                                    June 26, 2000
------------------------------
Lawrence B. Sorrel


 *                                   Director                                                    June 26, 2000
------------------------------
James I. Cash



*By power of attorney